Exhibit 10.2

Execution Version

THIRD AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

OF

KKR GROUP PARTNERSHIP L.P.

Dated as of January 1, 2020

THE PARTNERSHIP UNITS OF KKR GROUP PARTNERSHIP L.P. HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, THE SECURITIES LAWS OF ANY STATE, PROVINCE OR ANY OTHER APPLICABLE SECURITIES LAWS AND ARE BEING SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS.  SUCH UNITS MUST BE ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) THE SECURITIES ACT, ANY APPLICABLE SECURITIES LAWS OF ANY STATE OR PROVINCE, AND ANY OTHER APPLICABLE SECURITIES LAWS; AND (II) THE TERMS AND CONDITIONS OF THIS THIRD AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT.  THE UNITS MAY NOT BE TRANSFERRED OF RECORD EXCEPT IN COMPLIANCE WITH SUCH LAWS AND THIS THIRD AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT.  THEREFORE, PURCHASERS AND OTHER TRANSFEREES OF SUCH UNITS WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENT OR ACQUISITION FOR AN INDEFINITE PERIOD OF TIME.

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THIRD AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

OF

KKR GROUP PARTNERSHIP L.P.

This THIRD AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT (this “Agreement”) of KKR Group Partnership L.P. (formerly known as KKR Fund Holdings L.P.) (the “Partnership”) is made this 1st day of January, 2020, by and among KKR Group Holdings Corp., a Delaware corporation, as general partner, and KKR Intermediate Partnership (as defined herein) and KKR Holdings (as defined herein), as Limited Partners (as defined herein), together with any other Persons who become Limited Partners or parties hereto as provided herein.

WHEREAS, the Partnership was formed and registered as an exempted limited partnership pursuant to the Act (as defined herein), by the filing of a statement with respect to Section 9 of the Act (the “Statement”) with the Registrar of Exempted Limited Partnerships in the Cayman Islands and the execution of the Limited Partnership Agreement of the Partnership dated July 23, 2008 by and between KKR Fund Holdings GP Limited, an exempted limited company formed under the laws of the Cayman Islands (“Fund Holdings GP”) and KKR & Co. L.P., as general partners, and the Initial Limited Partner (as defined herein) (the “Original Agreement”);

WHEREAS, the Original Agreement was amended and restated on August 4, 2009 by and among KKR Group Holdings L.P., Fund Holdings GP, KKR & Co. L.P., the Initial Limited Partner and the Limited Partners party thereto (the “First Amended and Restated Limited Partnership Agreement”);

WHEREAS, the First Amended and Restated Limited Partnership Agreement was amended and restated on October 1, 2009 by and among KKR Group Holdings L.P. and Fund Holdings GP, as general partners, KKR & Co. L.P., as the retiring general partner, the Initial Limited Partner, as withdrawing limited partner, and the Limited Partners party thereto (the “Second Amended and Restated Limited Partnership Agreement”);

WHEREAS, the Second Amended and Restated Limited Partnership Agreement was amended by an Amendment dated August 5, 2014 by and among KKR Group Holdings L.P. and Fund Holdings GP, as general partners, and KKR Intermediate Partnership, as limited partner; was further amended by a Deed of Amendment dated March 17, 2016 by and among KKR Group Holdings L.P. and Fund Holdings GP, as general partners, and KKR Intermediate Partnership, as limited partner; was further amended by a Deed of Amendment dated June 20, 2016 by and among KKR Group Holdings L.P. and the Fund Holdings GP, as general partners and attorneys-in-fact for all of the limited partners; and was further amended by a Deed of Amendment dated May 3, 2018 by and among KKR Group Holdings L.P. and Fund Holdings GP, as general partners, KKR Intermediate Partnership, as limited partner, and KKR Group Holdings Corp., as new general partner; and was further amended by a Deed of Amendment dated January 1, 2020 by and among KKR Group Holdings Corp. and Fund Holdings GP, as general partners, and KKR Intermediate Partnership and KKR Holdings, as limited partner;

WHEREAS, the General Partner is registered in the Cayman Islands to conduct business;

WHEREAS, the parties hereto wish to amend and restate in its entirely the Second Amended and Restated Limited Partnership Agreement, as amended prior hereto.

NOW, THEREFORE, in consideration of the mutual promises and agreements herein made and intending to be legally bound hereby, the parties hereto agree to amend and restate the Second Amended and Restated Limited Partnership Agreement, as amended, in its entirety to read as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.       Definitions.  Capitalized terms used herein without definition have the following meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

“Act” means the Exempted Limited Partnership Law (2018 Revision) of the Cayman Islands, as it may be amended from time to time.

“Adjusted Capital Account Balance” means, with respect to each Partner, the balance in such Partner’s Capital Account adjusted (i) by taking into account the adjustments, allocations and distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6); and (ii) by adding to such balance such Partner’s share of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain, determined pursuant to Treasury Regulations Sections 1.704-2(g) and 1.704-2(i)(5), and any amounts such Partner is obligated to restore pursuant to any provision of this Agreement or by applicable Law or is deemed to be obligated to restore under applicable Treasury Regulations. The foregoing definition of Adjusted Capital Account Balance is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Affiliate” means, with respect to a specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified Person.

“Agreement” has the meaning set forth in the preamble of this Agreement.

“Assignee” has the meaning set forth in Section 7.07.

“Assumed Tax Rate” means the highest effective marginal combined U.S. federal, state and local income tax rate for a Fiscal Year prescribed for an individual or corporate resident in New York, New York (taking into account (a) the nondeductiblity of expenses subject to the limitation described in Section 67(a) of the Code and (b) the character (e.g., long-term or short-term capital gain or ordinary or exempt income) of the applicable income, but not taking into account the deductibility of state and local income taxes for U.S. federal income tax purposes). For the avoidance of doubt, the Assumed Tax Rate will be the same for all Partners.

“Available Cash” means, with respect to any fiscal period, the amount of cash on hand that the General Partner, in its reasonable discretion, deems available for distribution to the Partners, taking into account all debts, liabilities and obligations of the Partnership then due and amounts that the General Partner, in its reasonable discretion, deems necessary to expend or retain for working capital or to place into reserves for customary and usual claims with respect to the Partnership’s operations.

“Available Gains” has the meaning set forth in Section 5.05(b)(ii).

“Capital Account” means the separate capital account maintained for each Partner in accordance with Section 5.03(a).

“Capital Contribution” means, with respect to any Partner, the aggregate amount of money contributed to the Partnership and the Carrying Value of any property (other than money), net of any liabilities assumed by the Partnership upon contribution or to which such property is subject, contributed to the Partnership pursuant to Article V.

“Carrying Value” means, with respect to any Partnership asset, the asset’s adjusted basis for U.S. federal income tax purposes, except that the initial carrying value of assets contributed to the Partnership shall be their respective gross fair market values on the date of contribution as determined by the General Partner, and the Carrying Values of all Partnership assets may be adjusted to equal their respective fair market values, in accordance with the rules set forth in Treasury Regulation Section 1.704-1(b)(2)(iv)(f), except as otherwise provided herein, as of: (a) the date of the acquisition of any additional Units by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) the date of the distribution of more than a de minimis amount of Partnership assets to a Partner; (c) the date a Unit is relinquished to the Partnership; (d) the date of the issuance of any Class P Units; or (e) any other date specified in the Treasury Regulations; provided, however, that adjustments pursuant to clauses (a), (b), (c), (d) and (e) above shall be made only if such adjustments are deemed necessary or appropriate by the General Partner to reflect the relative economic interests of the Partners. The Carrying Value of any Partnership asset distributed to any Partner shall be adjusted immediately before such distribution to equal its fair market value. In the case of any asset that has a Carrying Value that differs from its adjusted tax basis, Carrying Value shall be adjusted by the amount of depreciation calculated for purposes of the definition of “Profits (Losses)” rather than the amount of depreciation determined for U.S. federal income tax purposes, and depreciation shall be calculated by reference to Carrying Value rather than tax basis once Carrying Value differs from tax basis.

“Class” means the classes of Units into which the interests in the Partnership may be classified or divided from time to time pursuant to the provisions of this Agreement.

“Class A Common Stock” means Class A Common Stock, $0.01 par value per share, of KKR & Co. Inc., a Delaware corporation.

“Class A Percentage Interest” means, with respect to any Partner, the quotient obtained by dividing the aggregate number of Class A Units then owned by such Partner by the aggregate number of Class A Units then owned by all Partners; provided that Unvested Units shall not be taken into account in determining such quotient unless if the General Partner determines to make distributions in respect of Unvested Units pursuant to Section 4.01.

“Class A/P Percentage Interest” means, with respect to any Partner, the quotient obtained by dividing the aggregate number of Class A Units and Class P Units then owned by such Partner by the aggregate number of Class A Units and Class P Units then owned by all Partners; provided that Unvested Units shall not be taken into account in determining such quotient unless if the General Partner determines to make distributions in respect of Unvested Units pursuant to Section 4.01.

“Class A/P Tax Amount” means an amount, determined by the General Partner, which is no greater than the General Partner’s estimate of the Net Taxable Income in accordance with Article V allocable to holders of Class A Units and Class P Units, multiplied by the Assumed Tax Rate.

“Class A/P Tax Distribution” has the meaning set forth in Section 4.01(b).

“Class A Unit Capital Account Amount” means, from time to time, the Capital Account a Partner would have if such Partner held a single Class A Unit.

“Class A Units” means the Units of partnership interest in the Partnership designated as the “Class A Units” herein and having the rights pertaining thereto as are set forth in this Agreement.

“Class B Percentage Interest” means, with respect to any Partner, the quotient obtained by dividing the number of Class B Units then owned by such Partner by the number of Class B Units then owned by all Partners.

“Class B Tax Amount” means an amount, determined by the General Partner, which is no greater than the General Partner’s estimate of the Net Taxable Income in accordance with Article V allocable to holders of Class B Units, multiplied by the Assumed Tax Rate.

“Class B Tax Distribution” has the meaning set forth in Section 4.01(b).

“Class B Units” means the Units of partnership interest in the Partnership designated as “Class B Units” herein and having the rights pertaining thereto as are set forth in this Agreement.

“Class P Series Sub-Account” has the meaning set forth in Section 5.03(b).

“Class P Units” means the Units of partnership interest in the Partnership designated as the “Class P Units” herein and having the rights pertaining thereto as are set forth in this Agreement. Class P Units that are issued on the same date shall be designated as one or more separate series of Class P Units (each such series, a “Class P Series” and any Class P Unit in respect of a given series, a “Class P Series Unit”).

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Common Class Units” means, collectively, the Class A Units, the Class B Units and the Class P Units.

“Contingencies” has the meaning set forth in Section 8.03(a).

“Control” (including the terms “Controlled by” and “under common Control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

“Creditable Non-U.S. Tax” means a non-U.S. tax paid or accrued for U.S. federal income tax purposes by the Partnership, in either case to the extent that such tax is eligible for credit under Section 901(a) of the Code.  A non-U.S. tax is a Creditable Non-U.S. Tax for these purposes without regard to whether a Partner receiving an allocation of such non-U.S. tax elects to claim a credit for such amount.  This definition is intended to be consistent with the definition of “creditable foreign tax expenditures” in Treasury Regulations Section 1.704-1(b)(4)(viii)(b), and shall be interpreted consistently therewith.

“Designated Percentage” has the meaning set forth in Section 4.04.

“Dissolution Event” has the meaning set forth in Section 8.02.

“Effective Time” means 12:01 a.m. Eastern time on October 1, 2009, as contemplated by the Purchase and Sale Agreement.

“Encumbrance” means any mortgage, claim, lien, encumbrance, conditional sales or other title retention agreement, right of first refusal, preemptive right, pledge, option, charge, security interest or other similar interest, easement, judgment or imperfection of title of any nature whatsoever.

“Equitized Class P Series” means a Class P Series composed of Equitized Class P Series Units.

“Equitized Class P Series Units” has the meaning set forth in Section 5.03(b).

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

“Exchange Agreement” means the Third Amended and Restated Exchange Agreement dated as of January 1, 2020 among the Partnership, KKR Holdings L.P., KKR & Co. Inc. and KKR Group Holdings Corp., as amended from time to time, or such other exchange agreement entered into from time to time by KKR & Co. Inc., a Delaware corporation, or any successor thereto, and the Partnership.

“Existing Carried Interests” means profits interests (or similar incentive allocations) owned directly or indirectly by the Partnership in investments made on or prior to December 31, 2009.

“First Amended and Restated Limited Partnership Agreement” has the meaning set forth in the preamble of this Agreement.

“Fiscal Year” means (i) the period commencing upon the Effective Time and ending on December 31, 2009 or (ii) any subsequent twelve-month period commencing on January 1 and ending on December 31.

“Fund” has the meaning set forth in Section 9.02(a).

“Future Carried Interests” means profits interests (or similar incentive allocations) owned directly or indirectly by the Partnership after December 31, 2009.

“GAAP” means accounting principles generally accepted in the United States of America as in effect from time to time.

“General Partner” means KKR Group Holdings Corp., or any  successor general partner(s) admitted to the Partnership in accordance with the terms of this Agreement.

“Gross Ordinary Income” has the meaning assigned to such term in Section 5.05(g).

“Group Partnership” means the Partnership (and any future partnership designated as a Group Partnership by the General Partner (it being understood that such designation may only be made if such future partnership enters into a group partnership agreement substantially the same as, and which provides for substantially the same obligations as, the group partnership agreements then in existence)), and any successors thereto.

“Incapacity” means, with respect to any Person, the bankruptcy, dissolution, termination, entry of an order of incompetence, or the insanity, permanent disability or death of such Person.

“Issuer” means KKR & Co. Inc., a Delaware corporation, or any successor thereto.

“Initial Limited Partner” means William J. Janetschek.

“KKR Holdings” means KKR Holdings L.P., a Cayman Islands exempted limited partnership, or any successor thereto.

“KKR Intermediate Partnership” means KKR Intermediate Partnership L.P., a Cayman Islands exempted limited partnership, or any successor thereto.

“Law” means any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order issued or promulgated by any national, supranational,

state, federal, provincial, local or municipal government or any administrative or regulatory body with authority therefrom with jurisdiction over the Partnership or any Partner, as the case may be, or principles in equity.

“Limited Partner” means each of the Persons from time to time listed as a limited partner in the books and records of the Partnership.

“Liquidation Agent” has the meaning set forth in Section 8.03.

“Mark-to-Market Gain” means gain recognized for Capital Account purposes upon an adjustment to the Carrying Value of any asset, pursuant to the definition of Carrying Value.

“Net Taxable Income” has the meaning set forth in Section 4.01(b).

“Nonrecourse Deductions” has the meaning set forth in Treasury Regulations Section 1.704-2(b)(1).  The amount of Nonrecourse Deductions of the Partnership for a fiscal year equals the net increase, if any, in the amount of Partnership Minimum Gain of the Partnership during that fiscal year, determined according to the provisions of Treasury Regulations Section 1.704-2(c).

“Original Agreement” has the meaning set forth in the recitals of this Agreement.

“Other Company” has the meaning set forth in Section 9.02(a).

 “Partner Nonrecourse Debt Minimum Gain” means an amount with respect to each partner nonrecourse debt (as defined in Treasury Regulations Section 1.704-2(b)(4)) equal to the Partnership Minimum Gain that would result if such partner nonrecourse debt were treated as a nonrecourse liability (as defined in Treasury Regulations Section 1.704-2(b)(3)) determined in accordance with Treasury Regulations Section 1.704-2(i)(3).

“Partner Nonrecourse Deductions” has the meaning ascribed to the term “partner nonrecourse deductions” set forth in Treasury Regulations Section 1.704-2(i)(2).

“Partners” means, at any time, each person listed as a Partner (including the General Partner) on the books and records of the Partnership, in each case for so long as he, she or it remains a partner of the Partnership as provided hereunder.

“Partnership” has the meaning set forth in the preamble of this Agreement.

“Partnership Minimum Gain” has the meaning set forth in Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

“Partnership Representative” has the meaning set forth in Section 5.08.

“Person” or “person” means any individual, corporation, partnership, limited partnership, limited liability company, limited company, joint venture, trust, entity, unincorporated or governmental organization or any agency or political subdivision thereof.

“Preferred Units” means a Class of Units, in one or more series, designated as “Preferred Units,” which entitles the holder thereof to a preference with respect to the payment of distributions over Common Class Units and any other Junior Units then outstanding as set forth herein.

“Profits” and “Losses” means, for each Fiscal Year or other period, the taxable income or loss of the Partnership, or particular items thereof, determined in accordance with the accounting method used by the Partnership for U.S. federal income tax purposes with the following adjustments: (a) all items of income, gain, loss or deduction allocated pursuant to Section 5.05 shall not be taken into account in computing such taxable income or loss but shall be computed in accordance with the principles of this definition; (b) any income of the Partnership that is exempt from U.S. federal income taxation and not otherwise taken into account in computing Profits and Losses shall be added to such taxable income or loss; (c) if the Carrying Value of any asset differs from its adjusted tax basis for U.S. federal income tax purposes, any gain or loss resulting from a disposition of such asset shall be calculated with reference to such Carrying Value; (d) upon an adjustment to the Carrying Value (other than an adjustment in respect of depreciation) of any asset, pursuant to the definition of Carrying Value, the amount of the adjustment shall be included as gain or loss in computing such taxable income or loss; (e) if the Carrying Value of any asset differs from its adjusted tax basis for U.S. federal income tax purposes, the amount of depreciation, amortization or cost recovery deductions with respect to such asset for purposes of determining Profits and Losses, if any, shall be an amount which bears the same ratio to such Carrying Value as the U.S. federal income tax depreciation, amortization or other cost recovery deductions bears to such adjusted tax basis (provided that if the U.S. federal income tax depreciation, amortization or other cost recovery deduction is zero, the General Partner may use any reasonable method for purposes of determining depreciation, amortization or other cost recovery deductions in calculating Profits and Losses); and (f) except for items in (a) above, any expenditures of the Partnership not deductible in computing taxable income or loss, not properly capitalizable and not otherwise taken into account in computing Profits and Losses pursuant to this definition shall be treated as deductible items.  For the avoidance of doubt, Profits and Losses exclude any items of income, gain, loss or deduction in respect of Existing Carried Interests or Future Carried Interests allocable to the Class B Units.

“Purchase and Sale Agreement” means the amended and restated purchase and sale agreement among the Partnership, KKR & Co. L.P. (predecessor to the Issuer), KKR Private Equity Investors, L.P., a Guernsey limited partnership, and the other parties thereto, dated July 19, 2009.

“Restructuring Transactions” has the meaning set forth in the Purchase and Sale Agreement.

“Second Amended and Restated Limited Partnership Agreement” has the meaning set forth in the preamble of this Agreement.

“Securities Act” means the U.S. Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.

“Series A Preferred Mirror Units” means the Class of Preferred Units designated as “6.75% Series A Preferred Mirror Units” pursuant to Section 11.01.

“Series B Preferred Mirror Units” means the Class of Preferred Units designated as “6.50% Series B Preferred Mirror Units” pursuant to Section 12.01.

“Similar Law” means any law or regulation that could cause the underlying assets of the Partnership to be treated as assets of the Limited Partner by virtue of its limited partner interest in the Partnership and thereby subject the Partnership and the General Partner (or other persons responsible for the investment and operation of the Partnership’s assets) to Laws that are similar to the fiduciary responsibility or prohibited transaction provisions contained in Title I of ERISA or Section 4975 of the Code.

“Special Allocations” means any allocations to Partners pursuant to Section 5.05.

“Statement” has the meaning set forth in the recitals of this Agreement.

“Tax Advances” has the meaning set forth in Section 5.07.

“Tax Amount” means, collectively, Class A/P Tax Amount and Class B Tax Amount.

“Tax Distributions” means, collectively, Class A/P Tax Distributions and Class B Tax Distributions.

“Tax Matters Partner” has the meaning set forth in Section 5.08.

“Transfer” means, in respect of any Unit, property or other asset, any sale, assignment, transfer, distribution or other disposition thereof, whether voluntarily or by operation of Law, including, without limitation, the exchange of any Unit for any other security.

“Transferee” means any Person that is a transferee of a Partner’s interest in the Partnership, or part thereof.

“Treasury Regulations” means the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Units” means the Class A Units, Class B Units, Class P Units and any other Class of Units authorized in accordance with this Agreement, which shall constitute interests in the Partnership as provided in this Agreement and under the Act, entitling the holders thereof to the relative rights, title and interests in the profits, losses, deductions and credits of the Partnership at any particular time as set forth in this Agreement, and any and all other benefits to which a holder thereof may be entitled as a Partner as provided in this Agreement, together with the obligations of such Partner to comply with all terms and provisions of this Agreement.

“Unvested Unit” means any Unit for which the applicable vesting conditions and transfer restrictions, as applicable, have not been satisfied pursuant to an equity award granted pursuant to an equity incentive or similar plan adopted by the Issuer from time to time.

“Vested Unit” means any Unit for which the applicable vesting conditions and transfer restrictions, as applicable, have been satisfied pursuant to an equity award granted pursuant to an equity incentive or similar plan adopted by the Issuer from time to time.

ARTICLE II

FORMATION, TERM, PURPOSE AND POWERS

SECTION 2.01.       Formation.  The Partnership was formed and registered as an exempted limited partnership under the provisions of the Act by the filing on July 23, 2008 of the Statement as provided in the preamble of this Agreement and the execution of the Original Agreement. If requested by the General Partner, the Limited Partners shall promptly execute all certificates and other documents consistent with the terms of this Agreement necessary for the General Partner to accomplish all filing, recording, publishing and other acts as may be appropriate to comply with all requirements for (a) the formation and operation of an exempted limited partnership under the laws of the Cayman Islands, (b) if the General Partner deems it advisable, the operation of the Partnership as a limited partnership, or partnership in which the Limited Partners have limited liability, in all jurisdictions where the Partnership proposes to operate and (c) all other filings required to be made by the Partnership.

SECTION 2.02.       Name. The name of the Partnership shall be, and the business of the Partnership shall be conducted under the name of, KKR Group Partnership L.P.

SECTION 2.03.       Term. The term of the Partnership commenced on the execution of the Original Agreement, and the term shall continue until the dissolution of the Partnership in accordance with Article VIII. The existence of the Partnership shall continue until a notice of dissolution signed by the General Partner has been filed with the Cayman Islands Registrar of Exempted Limited Partnerships.

SECTION 2.04.       Offices.  The Partnership may have offices at such places either within or outside the Cayman Islands as the General Partner from time to time may select.

SECTION 2.05.       Registered Office. To the extent required by the Act, the Partnership will continuously maintain a registered office at the offices of Maples Corporate Services Limited, Ugland House, PO Box 309, George Town, Grand Cayman KY1-1104, Cayman Islands or at such other place within the Cayman Islands as the General Partner from time to time may select.

SECTION 2.06.       Business Purpose. The Partnership was formed for the object and purpose of, and the nature and character of the business to be conducted by the Partnership is, engaging in any lawful act or activity to be carried out and undertaken either in or from within the Cayman Islands or elsewhere, including holding limited and general partner interests in other limited partnerships, upon the terms, with the rights and powers, and subject to the conditions, limitations, restrictions and liabilities set forth herein.

SECTION 2.07.       Powers of the Partnership. Subject to the limitations set forth in this Agreement, the Partnership will possess and may exercise all of the powers and privileges granted to it by the Act including, without limitation, the ownership and operation of the assets contributed to the Partnership by the Partners, by any other Law or this Agreement, together with all powers incidental thereto, so far as such powers are necessary or convenient to the conduct, promotion or attainment of the purpose of the Partnership set forth in Section 2.06.

SECTION 2.08.       Partners; Admission of New and Substitute Limited Partners.  Each of the Persons listed as Partners in the books and records of the Partnership, as the same may be amended from time to time in accordance with this Agreement, by virtue of the execution of this Agreement, are admitted as Partners of the Partnership. The rights, duties and liabilities of the Partners shall be as provided in the Act, except as is otherwise expressly provided herein, and the Partners consent to the variation of such rights, duties and liabilities as provided herein. A Person may be admitted from time to time as a new Limited Partner with the approval of the General Partner, as a substitute Limited Partner in accordance with Section 7.09 or as an additional General Partner or substitute General Partner in accordance with Section 7.08; provided, however, that (i) each new and substitute Limited Partner shall execute and deliver to the General Partner a supplement to this Agreement in the form of Annex A hereto (or in such other form as the General Partner may reasonably require) and (ii) each additional General Partner or substitute General Partner, as the case may be, shall execute and deliver to the General Partner an appropriate supplement to this Agreement, in each case pursuant to which the new Partner agrees to be bound by the terms and conditions of the Agreement, as it may be amended from time to time.

SECTION 2.09.       Withdrawal.  Except as provided in Section 2.10, no Partner shall have the right to withdraw as a Partner of the Partnership other than following the Transfer of all Units owned by such Partner in accordance with Article VII.

ARTICLE III

MANAGEMENT

SECTION 3.01.       General Partner.  (a)  The business, property and affairs of the Partnership shall be managed under the sole, absolute and exclusive direction of the General Partner, which may from time to time delegate authority to officers or to others to act on behalf of the Partnership.Without limiting the foregoing provisions of this Section 3.01, the General Partner shall have the general power to manage or cause the management of the Partnership (which may be delegated to officers of the Partnership), including, without limitation, the following powers:

(i)           to develop and prepare a business plan each year which will set forth the operating goals and plans for the Partnership;

(ii)          to execute and deliver or to authorize the execution and delivery of contracts, deeds, leases, licenses, instruments of transfer and other documents on behalf of the Partnership;

(iii)         the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness and the incurring of any other obligations;

(iv)         to employ, retain, consult with and dismiss personnel;

(v)          to establish and enforce limits of authority and internal controls with respect to all personnel and functions;

(vi)         to engage attorneys, consultants and accountants for the Partnership;

(vii)        to develop or cause to be developed accounting procedures for the maintenance of the Partnership’s books of account; and

(viii)       to do all such other acts as shall be authorized in this Agreement or by the Partners in writing from time to time.

SECTION 3.02.       Compensation.  The General Partner shall not be entitled to any compensation for services rendered to the Partnership in its capacity as general partner of the Partnership.

SECTION 3.03.       Expenses.  The Partnership shall bear and reimburse the General Partner for any expenses incurred by the General Partner in connection with serving as the general partner of the Partnership.

SECTION 3.04.       Officers.  Subject to the direction and oversight of the General Partner, the day-to-day administration of the business of the Partnership may be carried out by natural persons who may be designated as officers by the General Partner, with titles including but not limited to “Chief Executive Officer” or “Co-Chief Executive Officer,” “President,” “Co-President,” “Chief Operating Officer,” “Co-Chief Operating Officer,” “Chief Financial Officer,” “General Counsel,” “Chief Administrative Officer,” “Chief Compliance Officer,” “Principal Accounting Officer,” “Vice President,” “Treasurer,” “Assistant Treasurer,” “Secretary,” and “Assistant Secretary,” as and to the extent authorized by the General Partner.  The officers of the Partnership shall have such titles and powers and perform such duties as shall be determined from time to time by the General Partner and otherwise as shall customarily pertain to such offices.  Any number of offices may be held by the same person.  All officers shall be subject to the supervision and direction of the General Partner and may be removed from such office by the General Partner and the authority, duties or responsibilities of any officer of the Partnership may be suspended by the General Partner from time to time, in each case in the sole discretion of the General Partner.  The General Partner shall not cease to be the general partner of the Partnership as a result of the delegation of any duties hereunder.  No officer of the Partnership, in its capacity as such, shall be considered a general partner of the Partnership by agreement, estoppel, as a result of the performance of its duties hereunder or otherwise.

SECTION 3.05.       Authority of Partners.  No Limited Partner, in its capacity as such, shall participate in the conduct of the business of the Partnership or have any control over the business of the Partnership. Except as expressly provided herein, the Units do not confer any rights upon the Limited Partners to participate in the affairs of the Partnership described in this Agreement. Except as expressly provided herein, the Limited Partners shall have no right to vote on any matter involving the Partnership, including with respect to any merger, consolidation, combination or conversion of the Partnership. The conduct, control and management of the Partnership shall be vested exclusively in the General Partner. In all matters relating to or arising out of the conduct of the operation of the Partnership, the decision of the General Partner shall be the decision of the Partnership. Except as required or permitted by Law, or expressly provided in the ultimate sentence of this Section 3.05 or by separate agreement with the Partnership, no Partner who is not also the General Partner (and acting in such capacity) shall take any part in the management, conduct or control of the operation or business of the Partnership in its capacity as a Partner, nor shall any Partner who is not also the General Partner (and acting in such capacity) have any right, authority or power to act for or on behalf of or bind the Partnership in his or its capacity as a Partner in any respect or assume any obligation or responsibility of the Partnership or of any other Partner. Notwithstanding the foregoing, the Partnership may employ one or more Partners from time to time, and such Partners, in their capacity as employees, officers or agents of the Partnership (and not, for clarity, in their capacity as Limited Partners of the Partnership), may take part in the control, conduct and management of the business of the Partnership to the extent such authority and power to act for or on behalf of the Partnership has been delegated to them by the General Partner.

SECTION 3.06.       Action by Written Consent or Ratification.  Any action required or permitted to be taken by the Partners pursuant to this Agreement shall be taken if all Partners whose consent or ratification is required consent thereto or provide a ratification in writing.

ARTICLE IV

DISTRIBUTIONS

SECTION 4.01.       Distributions.  (a)  The General Partner, in its sole discretion, may authorize distributions by the Partnership to the Partners.  Distributions shall be made in accordance with Section 11.03, Section 12.03 and this Article IV.  However, no distributions, other than Tax Advances, shall be made with respect to a Partner’s Class P Units.  The Designated Percentage of any distribution (other than distributions made with respect to the Series A Preferred Mirror Units pursuant to Section 11.03 or Series B Preferred Mirror Units pursuant to Section 12.03) that is attributable to Existing Carried Interests or Future Carried Interests shall be made to holders of Class B Units and the remaining amount of any such distribution shall be made to holders of Class A Units, in each case pro rata in accordance with such Partners’ respective Class B Percentage Interest and Class A Percentage Interest.  All other distributions (other than distributions made with respect to the Series A Preferred Mirror Units pursuant to Section 11.03 or Series B Preferred Mirror Units pursuant to Section 12.03) not attributable to Existing Carried Interests or Future Carried Interests shall be made solely to the holders of Class A Units pro rata in accordance with such Partners’ respective Class A Percentage Interests. Notwithstanding the foregoing but subject to the first sentence of Section 4.01(b), unless the General Partner, in its sole discretion, determines otherwise, distributions shall not be made with respect to any Unvested Units.

(b)          If the General Partner reasonably determines that the Partnership has taxable income for a Fiscal Year (“Net Taxable Income”) allocable to holders of Class A Units and Class P Units, and subject to the last sentence of this Section 4.01(b), the General Partner may, from time to time and in its sole discretion, cause the Partnership to distribute Available Cash attributable to Class A Units and Class P Units, to the extent that other distributions made by the Partnership to holders of Class A Units and Class P Units for such year were otherwise insufficient, in an amount equal to the Class A/P Tax Amount (the “Class A/P Tax Distributions”).  If the General Partner reasonably determines that the Partnership has Net Taxable Income allocable to holders of Class B Units, the General Partner shall cause the Partnership to distribute Available Cash attributable to Class B Units, to the extent that other distributions made by the Partnership to holders of Class B Units for such year were otherwise insufficient, in an amount equal to the Class B Tax Amount (the “Class B Tax Distributions”).  For purposes of computing the Tax Amount, the effect of any adjustment under Section 743(b) of the Code arising after the Restructuring Transactions will be ignored. Subject to the last sentence of this Section 4.01(b), Class A/P Tax Distributions shall be made pro rata to holders of Class A and Class P Units and Class B Tax Distributions shall be made pro rata to holders of Class B Units, on the other, in accordance with their Class A/P Percentage Interest or Class B Percentage Interest, as applicable.  Any Tax Distributions shall be treated in all respects as offsets against future distributions pursuant to Section 4.01(a); provided that, any Tax Distributions made with respect to Class P Units which subsequently convert into Class A Units pursuant to Section 5.03(b) shall be treated in all respects as offsets against any such future distributions made with respect to such Class A Units.  Notwithstanding anything in this agreement to the contrary, Tax Distributions shall not be made with respect to any holder of a Class P Series if such distributions would cause such holder’s Class P Series Sub-Account with respect to such Class P Series to be reduced below zero.

SECTION 4.02.       Liquidation Distribution.  Distributions made upon dissolution of the Partnership shall be made as provided in Section 8.03.

SECTION 4.03.       Limitations on Distribution.  Notwithstanding any provision to the contrary contained in this Agreement, the General Partner shall not make a Partnership distribution to any Partner if such distribution would violate Section 34 of the Act or other applicable Law.

SECTION 4.04.       Designated Percentage.  The “Designated Percentage” means (i) with respect to Existing Carried Interests, 40%, and (ii) with respect to each Future Carried Interest, the percentages in effect for the period following December 31, 2009 to the date hereof, and thereafter such percentage as designated from time to time by the General Partner.  A Designated Percentage shall apply to any Future Carried Interests until such time as a new Designated Percentage is designated by the General Partner.

ARTICLE V

CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS; TAX ALLOCATIONS; TAX MATTERS

SECTION 5.01.       Initial Capital Contributions.  The Partners have made, on or prior to the Effective Time, Capital Contributions and, in exchange, the Partnership has issued to the Partners the number of Class A Units and Class B Units as specified in the books and records of the Partnership.

SECTION 5.02.       No Additional Capital Contributions.  Except as otherwise provided in this Article V, no Partner shall be required to make additional Capital Contributions to the Partnership without the consent of such Partner or permitted to make additional capital contributions to the Partnership without the consent of the General Partner.

SECTION 5.03.       Capital Accounts.  (a)  A separate capital account (a “Capital Account”) shall be established and maintained for each Partner in accordance with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv).  To the extent consistent with such Treasury Regulations, the Capital Account of each Partner shall be credited with such Partner’s Capital Contributions, if any, all Profits allocated to such Partner pursuant to Section 5.04 and any items of income or gain which are specially allocated pursuant to Section 5.05; and shall be debited with all Losses allocated to such Partner pursuant to Section 5.04, any items of loss or deduction of the Partnership specially allocated to such Partner pursuant to Section 5.05, and all cash and the Carrying Value of any property (net of liabilities assumed by such Partner and the liabilities to which such property is subject) distributed by the Partnership to such Partner.  Any references in any section of this Agreement to the Capital Account of a Partner shall be deemed to refer to such Capital Account as the same may be credited or debited from time to time as set forth above.  In the event of any transfer of any interest in the Partnership in accordance with the terms of this Agreement, the Transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.  The Capital Account balance for each Series A Preferred Mirror Unit shall equal the Liquidation Preference per Series A Preferred Mirror Unit as of the date such Series A Preferred Mirror Unit is initially issued and shall be increased as set forth in Section 5.05 and the Capital Account balance for each Series B Preferred Mirror Unit shall equal the Liquidation Preference per Series B Preferred Mirror Unit as of the date such Series B Preferred Mirror Unit is initially issued and shall be increased as set forth in Section 5.05.

(b)          A separate sub-account (a “Class P Series Sub-Account”) shall be established and maintained for each Partner in respect of each Class P Series held by such Partner. Each Class P Series Sub-Account shall initially be zero and shall be adjusted as provided in the previous paragraph as if the Class P Series Sub-Account was a Capital Account and the Partner only held the Class P Series Units of such Class P Series held by such Partner. If at any time the aggregate Class P Series Sub-Accounts of a Class P Series equal the product of the number of Class P Series Units in such Class P Series and the Class A Unit Capital Account Amount (as determined at such time), the Class P Series Units of such Class P Series shall be converted automatically into (i) a separate sub-class of Class P Series Units (“Equitized Class P Series Units”), if such Class P Series Units are Unvested Units, or (ii) Class A Units, if such Class P Series Units are Vested Units.  Class P Series Sub-Accounts shall continue to be maintained for Equitized Class P Series.  If an Equitized Class P Series Unit becomes a Vested

Unit, such Equitized Class P Series Unit shall be converted automatically into a Class A Unit once the aggregate Class P Series Sub-Accounts for the Equitized Class P Series to which such Equitized Class P Series Unit belongs equal the product of the number of the Class P Units in such Equitized Class P Series and the Class A Unit Capital Account Amount (as determined at such time).

SECTION 5.04.       Allocations of Profits and Losses.  Except as otherwise provided in this Agreement, Profits and Losses (and, to the extent necessary, individual items of income, gain or loss or deduction of the Partnership) shall be allocated as follows:

(a)          all Losses shall be allocated pro rata to holders of Class A Units and Equitized Class P Series Units in proportion to each Partner’s Class A Percentage Interest; and

(b)          all Profits shall be allocated pro rata to holders of Class A Units and Equitized Class P Series Units in proportion to each Partner’s Class A Percentage Interest. For the purpose of determining the Class A Percentage Interest in the foregoing sentence, all Equitized Class P Series Units shall be treated as Class A Units.  For the avoidance of doubt, the conversion of Class P Units to Equitized Class P Series Units or Class A Units pursuant to Section 5.03(b) shall occur as gain is allocated pursuant to Section 5.05(b) and as Losses are allocated pursuant to paragraph (a), and, if as a result of the allocation of gain to Class P Units and of Losses to Class A Units or Equitized Class P Series Units, any Class P Series Units convert to Equitized Class P Series Units or Class A Units, such converted Equitized Class P Series Units or Class A Units shall share in all further allocations pursuant to these paragraphs (a) and (b).

Notwithstanding anything to the contrary in this Agreement, the General Partner may make such adjustments to Capital Accounts or allocations of Profits and Losses or items thereof (or items of income, gain, loss or deduction) as it determines in its sole discretion to be appropriate to ensure allocations are made in accordance with a Partner’s interest in the Partnership.  In light of Section 5.05(a), (b) and (c), no Profits or Losses will be allocated in respect of Class B Units or distributions attributable thereto or in respect of Class P Units that are not Equitized Class P Series Units.

SECTION 5.05.       Special Allocations.  Notwithstanding any other provision in this Article V:

(a)          Class B Allocation.  The Designated Percentage of items of income, gain, loss or deduction attributable to an Existing Carried Interest or Future Carried Interests shall be allocated to the holders of Class B Units, pro rata, in accordance with their Class B Percentage Interest.

(b)          Class P Unit Gain Allocation.  Subject to Section 5.05(c) below, gain recognized on the sale of all or substantially all of the Partnership’s assets and any Mark-to-Market Gain (other than, if and to the extent the General Partner determines in its sole discretion, Mark-to-Market-Gain attributable to an Existing Carried Interest or Future Carried Interest) shall be allocated to the Capital Accounts and Class P Series Sub-Accounts of the Limited Partners in a manner such that, to the extent possible, each Class P Series converts to Equitized Class P

Series Units or Class A Units pursuant to Section 5.03(b), subject to the following principles as interpreted and applied by the General Partner in good faith:

(i)           To the extent such gain is insufficient to cause all Class P Units to convert to Equitized Class P Series Units or Class A Units, gain shall be allocated with respect to each Class P Series (other than any Equitized Class P Series) based on the order in which each such Class P Series was issued beginning with the Class P Series that has been outstanding the longest.

(ii)          The provisions of this Agreement, including this Section, are intended to ensure that holders of Class P Units receive “profits interests” within the meaning of Revenue Procedure 93-27, 1993-2 C.B. 343 and 2001-43, 2001-2 C.B. 191. In this regard, it is the intention of the parties to this Agreement that any allocation of gain to a Class P Series Unit (other than an Equitized Class P Series Unit) be limited to gain that is economically accrued after the date such Class P Series Unit is issued, excluding any such gain to the extent it is attributable to an asset being acquired at a cost less than its fair market value (“Available Gains”). If the General Partner subsequently determines that an allocation of gain other than Available Gains was made to a Class P Unit (other than an Equitized Class P Series Unit) or that its determination of the aggregate value of the Capital Accounts was otherwise incorrect, it may adjust the values of the aggregate Capital Accounts or other values (and make correlative changes to the allocations previously made and to the Capital Accounts of the Limited Partners) or distributions made pursuant to this Agreement to ensure that the intended treatment applies.

(c)          Equitized Class P Series Unit Equalization Allocations.  If the Class P Series Sub-Account with respect to an Equitized Class P Series Unit exceeds the Class A Capital Account Amount, or would exceed the Class A Capital Account Amount after giving effect to the allocations specified under Section 5.05(b) (for example, as a result of a distribution being made in respect of Class A Units under Section 4.01), a priority allocation of (A) Losses (or items thereof) shall be made to such Class P Series Sub-Account and/or (B) gain recognized on the sale of all or substantially all of the Partnership’s assets and any Mark-to-Market Gain shall be shall be made to the Class A Units, in each case as determined by the General Partner, in an amount necessary to eliminate such excess or, if there are insufficient Losses or gains (or items thereof) to do so, to reduce such excess to the maximum extent possible.

(d)          Minimum Gain Chargeback.  If there is a net decrease in Partnership Minimum Gain or Partner Nonrecourse Debt Minimum Gain (determined in accordance with the principles of Treasury Regulations Sections 1.704-2(d) and 1.704-2(i)) during any Partnership taxable year, the Partners shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to their respective shares of such net decrease during such year, determined pursuant to Treasury Regulations Sections 1.704‑2(g) and 1.704-2(i)(5).  The items to be so allocated shall be determined in accordance with Treasury Regulations Section 1.704-2(f).  This Section 5.05(d) is intended to comply with the minimum gain chargeback requirements in such Treasury Regulations Sections and shall be interpreted consistently therewith; including that no chargeback shall be required to the extent of the exceptions provided in Treasury Regulations Sections 1.704-2(f) and 1.704-2(i)(4).

(e)          Qualified Income Offset.  If any Partner unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate the deficit balance in such Partner’s Adjusted Capital Account Balance created by such adjustments, allocations or distributions as promptly as possible; provided that an allocation pursuant to this Section 5.05(e) shall be made only to the extent that a Partner would have a deficit Adjusted Capital Account Balance in excess of such sum after all other allocations provided for in this Article V have been tentatively made as if this Section 5.05(e) were not in this Agreement.  This Section 5.05(e) is intended to comply with the “qualified income offset” requirement of the Code and shall be interpreted consistently therewith.

(f)          Gross Income Allocation.  If any Partner has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of (i) the amount such Partner is obligated to restore, if any, pursuant to any provision of this Agreement, and (ii) the amount such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Section 1.704-2(g)(1) and 1.704-2(i)(5), each such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible; provided that an allocation pursuant to this Section 5.05(f) shall be made only if and to the extent that a Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article V have been tentatively made as if Section 5.05(e) and this Section 5.05(f) were not in this Agreement.

(g)          Gross Ordinary Income.  Before giving effect to the allocations set forth in Section 5.04, Gross Ordinary Income for the Fiscal Year shall be specially allocated pro rata to the holders of Series A Preferred Mirror Units and the Series B Preferred Mirror Units in an amount equal to the sum of (i) the amount of cash distributed to the holders of Series A Preferred Mirror Units pursuant to Section 11.03 and the Series B Preferred Mirror Units pursuant to Section 12.03 during such Fiscal Year and (ii) the excess, if any, of the amount of cash distributed to the holders of Series A Preferred Mirror Units pursuant to Section 11.03 and the Series B Preferred Mirror Units pursuant to Section 12.03 in all prior Fiscal Years over the amount of Gross Ordinary Income allocated to the holders of Series A Preferred Mirror Units and the Series B Preferred Mirror Units pursuant to this Section 5.05(g) in all prior Fiscal Years. For purposes of this Section 5.05(g), “Gross Ordinary Income” means the Partnership’s gross income excluding any gross income attributable to the sale or exchange of “capital assets” as defined in Section 1221 of the Code. Allocations to holders of Series A Preferred Mirror Units of Gross Ordinary Income shall consist of a proportionate share of each Partnership item of Gross Ordinary Income for such Fiscal Year in accordance with each holder’s pro rata percentage of the Series A Preferred Mirror Units. Allocations to holders of Series B Preferred Mirror Units of Gross Ordinary Income shall consist of a proportionate share of each Partnership item of Gross Ordinary Income for such Fiscal Year in accordance with each holder’s pro rata percentage of the Series B Preferred Mirror Units.

(h)          Nonrecourse Deductions.  Nonrecourse Deductions shall be allocated to the Partners holding Class A Units and Equitized Class P Series Units in accordance with their respective Class A Percentage Interests.  For the purpose of determining the Class A Percentage

Interest in the foregoing sentence, all Equitized Class P Series Units shall be treated as Class A Units.

(i)          Partner Nonrecourse Deductions.  Partner Nonrecourse Deductions for any taxable period shall be allocated to the Partner who bears the economic risk of loss with respect to the liability to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(j).

(j)          Creditable Non-U.S. Taxes.  Creditable Non-U.S. Taxes for any taxable period attributable to the Partnership, or an entity owned directly or indirectly by the Partnership, shall be allocated to the Partners in proportion to the partners’ distributive shares of income (including income allocated pursuant to Section 704(c) of the Code) to which the Creditable Non-U.S. Tax relates (under principles of Treasury Regulations Section 1.904-6).  The provisions of this Section 5.05(j) are intended to comply with the provisions of Treasury Regulations Section 1.704-1 (b)(4)(viii), and shall be interpreted consistently therewith.

(k)          Ameliorative Allocations. Any special allocations of income or gain pursuant to Sections 5.05(e) or 5.05(f) shall be taken into account in computing subsequent allocations pursuant to Section 5.04 and this Section 5.05(k), so that the net amount of any items so allocated and all other items allocated to each Partner shall, to the extent possible, be equal to the net amount that would have been allocated to each Partner if such allocations pursuant to Sections 5.05(e) or 5.05(f) had not occurred.

(l)          Compensation Deduction. If the Partnership is entitled to a deduction for compensation to a person providing services to the Partnership or its subsidiaries the economic cost of which is borne by a Partner (and not the Partnership or its subsidiaries), whether paid in cash, Class A Units, Class P Units or other property, the Partner who bore such economic cost shall be treated as having contributed to the Partnership such cash, Class A Units, Class P Units or other property, and the Partnership shall allocate the deduction attributable to such payment to such Partner.  If any income or gain is recognized by the Partnership by reason of such transfer of property to the person providing services to the Partnership or its subsidiaries, such income or gain will be allocated to the Partner who transferred such property.

SECTION 5.06.       Tax Allocations.  For income tax purposes, each item of income, gain, loss and deduction of the Partnership shall be allocated among the Partners in the same manner as the corresponding items of Profits and Losses and specially allocated items are allocated for Capital Account purposes; provided that in the case of any asset the Carrying Value of which differs from its adjusted tax basis for U.S. federal income tax purposes, income, gain, loss and deduction with respect to such asset shall be allocated solely for income tax purposes in accordance with the principles of Section 704(c)(1)(A) of the Code (using the traditional method as set forth in Treasury Regulation 1.704-3(b), unless otherwise agreed to by the Limited Partners) so as to take account of the difference between Carrying Value and adjusted basis of such asset.  Notwithstanding the foregoing, the General Partner may make such allocations as it deems reasonably necessary to ensure allocations are made in accordance with a Partner’s interest in the Partnership, taking into account such facts and circumstances as it deems reasonably necessary for this purpose.

SECTION 5.07.       Tax Advances.  To the extent the General Partner reasonably believes that the Partnership is required by Law to withhold or to make tax payments on behalf of or with respect to any Partner or the Partnership is subjected to tax itself by reason of the status of any Partner (“Tax Advances”), the General Partner may withhold such amounts and make such tax payments as so required.  All Tax Advances made on behalf of a Partner shall be repaid by reducing the amount of the current or next succeeding distribution or distributions which would otherwise have been made to such Partner or, if such distributions are not sufficient for that purpose, by so reducing the proceeds of liquidation otherwise payable to such Partner.  For all purposes of this Agreement such Partner shall be treated as having received the amount of the distribution that is equal to the Tax Advance.  Each Partner hereby agrees to indemnify and hold harmless the Partnership and the other Partners from and against any liability (including, without limitation, any liability for taxes, penalties, additions to tax or interest) imposed as a result of the Partnership’s failure to withhold or make a tax payment on behalf of such Partner, which withholding or payment is required pursuant to applicable Law.

SECTION 5.08.       Tax Matters.  For tax years beginning before December 31, 2017, the General Partner shall be or shall designate the “tax matters partner” within the meaning of Section 6231(a)(7) of the Code (as in effect prior to 2018) (the “Tax Matters Partner”) and, for tax years beginning after December 31, 2017, the General Partner shall be or shall designate the “partnership representative” within the meaning of Section 6223 of the Code (the “Partnership Representative”). The Partnership shall file as a partnership for federal, state, provincial and local income tax purposes, except where otherwise required by Law. All elections required or permitted to be made by the Partnership, and all other tax decisions and determinations relating to federal, state, provincial or local tax matters of the Partnership, shall be made by the Tax Matters Partner or the Partnership Representative, as applicable, in consultation with the Partnership’s attorneys and/or accountants. Tax audits, controversies and litigations shall be conducted under the direction of the Tax Matters Partner or the Partnership Representative, as applicable. The Tax Matters Partner or the Partnership Representative, as applicable, shall keep the other Partners reasonably informed as to any tax actions, examinations or proceedings relating to the Partnership and shall submit to the other Partners, for their review and comment, any settlement or compromise offer with respect to any disputed item of income, gain, loss, deduction or credit of the Partnership. As soon as reasonably practicable after the end of each Fiscal Year, the Partnership shall send to each Partner a copy of U.S. Internal Revenue Service Schedule K-1, and any comparable statements required by applicable U.S. state or local income tax Law as a result of the Partnership’s activities or investments, with respect to such Fiscal Year. The Partnership also shall provide the Partners with such other information as may be reasonably requested for purposes of allowing the Partners to prepare and file their own tax returns.

SECTION 5.09.       Other Tax Provisions.  Certain of the foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such regulations.  Sections 5.03, 5.04 and 5.05 may be amended at any time by the General Partner if necessary, in the opinion of qualified tax advisor to the Partnership, to comply with such regulations or any other applicable Law, so long as any such amendment does not materially change the relative economic interests of the Partners.

ARTICLE VI

BOOKS AND RECORDS; REPORTS

SECTION 6.01.       Books and Records.  (a)  At all times during the continuance of the Partnership, the Partnership shall prepare and maintain separate books of account for the Partnership in accordance with GAAP and the Act.

(b)          Except as limited by Section 6.01(c), each Limited Partner shall have the right to receive, for a purpose reasonably related to such Limited Partner’s interest as a Limited Partner in the Partnership, upon reasonable written demand stating the purpose of such demand and at such Limited Partner’s own expense:

(i)           a copy of the Statement and this Agreement and all amendments thereto, together with a copy of the executed copies of all powers of attorney pursuant to which the Statement and this Agreement and all amendments thereto have been executed; and

(ii)          promptly after their becoming available, copies of the Partnership’s U.S. federal, state and local income tax returns and reports, if any, for the three most recent years.

(c)          The General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole discretion, (i) any information that the General Partner reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the General Partner believes is not in the best interests of the Partnership, could damage the Partnership or its business or that the Partnership is required by Law or by agreement with any third party to keep confidential.

ARTICLE VII

PARTNERSHIP UNITS

SECTION 7.01.       Units.  Interests in the Partnership shall be represented by Units.  Effective as of the date of this Agreement, Units shall be comprised of three Classes of Common Class Units (Class A Units, Class B Units and Class P Units) and one Class of Preferred Units (in two series, Series A Preferred Mirror Units and Series B Preferred Mirror Units).  The General Partner may establish and issue, from time to time in accordance with such procedures as the General Partner shall determine from time to time, other Classes, one or more series of any such Classes, or other Partnership securities with such designations, preferences, rights, powers and duties (which may be senior to existing Classes and series of Units or other Partnership securities), as shall be determined by the General Partner, including (i) the right to share in Profits and Losses or items thereof; (ii) the right to share in Partnership distributions; (iii) the rights upon dissolution and liquidation of the Partnership; (iv) whether, and the terms and conditions upon which, the Partnership may or shall be required to redeem the Units or other Partnership securities (including sinking fund provisions); (v) whether such Unit or other Partnership security is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which each Unit or other Partnership security will be issued, evidenced by certificates and assigned or transferred; (vii) the method for determining the Class A Percentage Interest, Class A/P Percentage Interest and Class B Percentage Interest, if any, as to such Units or other Partnership securities; and (viii) the right, if any, of the holder of each such Unit or other Partnership security to vote on Partnership matters, including matters relating to the relative designations, preferences, rights, powers and duties of such Units or other Partnership securities. Except as expressly provided in this Agreement to the contrary, any reference to “Units” shall include the Class A Units, the Class B Units, the Class P Units, the Preferred Units and any other Classes that may be established in accordance with this Agreement.  All Units of a particular Class shall have identical rights in all respects as all other Units of such Class, except in each case as otherwise specified in this Agreement.

SECTION 7.02.       Register.  To the extent required by the Act, the Partnership will maintain a register of limited partner interests that will include the name and address of each Limited Partner and such other information required by the Act. The register of the Partnership shall be the definitive record of ownership of each Unit and all relevant information with respect to each Partner.  Unless the General Partner shall determine otherwise, Units shall be uncertificated and recorded in the books and records of the Partnership.

SECTION 7.03.       Registered Partners.  The Partnership shall be entitled to recognize the exclusive right of a Person registered on its records as the owner of Units for all purposes and shall not be bound to recognize any equitable or other claim to or interest in Units on the part of any other Person, whether or not it shall have express or other notice thereof, except as otherwise provided by the Act or other applicable Law.

SECTION 7.04.       Exchange Transactions.  To the extent permitted to do so under the Exchange Agreement or other agreement designated in writing by the General Partner, a Limited Partner may exchange all or a portion of the Class A Units owned by such Limited Partner for shares of Class A Common Stock.

SECTION 7.05.       Transfers; Encumbrances.

(a)          No Limited Partner or Assignee may Transfer all or any portion of its Units (or any beneficial interest therein), other than in connection with an exchange permitted pursuant to Section 7.04, unless the General Partner consents in writing thereto, which consent may be given or withheld, or made subject to such conditions as are determined by the General Partner, in the General Partner’s sole discretion. Any purported Transfer that is not in accordance with this Agreement shall be, to the fullest extent permitted by Law, null and void.

(b)          No Limited Partner or Assignee may create an Encumbrance with respect to all or any portion of its Units (or any beneficial interest therein) other than Encumbrances that run in favor of the Limited Partner unless the General Partner consents in writing thereto, which consent may be given or withheld, or made subject to such conditions as are determined by the General Partner, in the General Partner’s sole discretion.  Consent of the General Partner shall be withheld until the holder of the Encumbrance acknowledges the terms and conditions of this

Agreement.  Any purported Encumbrance that is not in accordance with this Agreement shall be, to the fullest extent permitted by Law, null and void.

SECTION 7.06.       Further Restrictions.  Notwithstanding any contrary provision in this Agreement, in no event may any Transfer of a Unit be made by any Limited Partner or Assignee if:

(a)          such Transfer is made to any Person who lacks the legal right, power or capacity to own such Unit;

(b)          such Transfer would require the registration of such transferred Unit or of any Class of Unit pursuant to any applicable U.S. federal or state securities laws (including, without limitation, the Securities Act or the Exchange Act) or other non-U.S. securities laws or would constitute a non-exempt distribution pursuant to applicable provincial or state securities laws;

(c)          such Transfer would cause the Partnership to become a publicly traded partnership taxable as a corporation for U.S. federal tax law purposes;

(d)          such Transfer would cause (i) all or any portion of the assets of the Partnership to (A) constitute “plan assets” (under ERISA, the Code or any applicable Similar Law) of any existing or contemplated Limited Partner, or (B) be subject to the provisions of ERISA, Section 4975 of the Code or any applicable Similar Law, or (ii) the General Partner to become a fiduciary with respect to any existing or contemplated Limited Partner, pursuant to ERISA, any applicable Similar Law, or otherwise;

(e)          to the extent requested by the General Partner, the Partnership does not receive such legal or tax opinions and written instruments (including, without limitation, copies of any instruments of Transfer and such Assignee’s consent to be bound by this Agreement as an Assignee) that are in a form satisfactory to the General Partner, as determined in the General Partner’s sole discretion.

SECTION 7.07.          Rights of Assignees.  Subject to Section 7.09, the Transferee of any permitted Transfer pursuant to this Article VII will be an assignee only (“Assignee”), and only will receive, to the extent transferred, the distributions and allocations of income, gain, loss, deduction, credit or similar item to which the Partner which transferred its Units would be entitled, and such Assignee will not be entitled or enabled to exercise any other rights or powers of a Partner, such other rights, and all obligations relating to, or in connection with, such Interest remaining with the transferring Partner.  The transferring Partner will remain a Partner even if it has transferred all of its Units to one or more Assignees until such time as the Assignee(s) is admitted to the Partnership as a Partner pursuant to Section 7.09.

SECTION 7.08.       Admissions, Withdrawals and Removals.

(a)          The General Partner may not be removed.

(b)          No Person may be admitted to the Partnership as an additional general partner or substitute general partner without the prior written consent or ratification of Partners whose Class A Percentage Interests exceed 50% of the Class A Percentage Interests of all Partners in the aggregate. The General Partner will not be entitled to Transfer all of its Units or to withdraw from being the General Partner of the Partnership unless another general partner of the Partnership shall have been admitted hereunder (and not have previously been removed or withdrawn).

(c)          No Limited Partner will be removed or entitled to withdraw from being a Partner of the Partnership except in accordance with Section 7.10.

(d)          Except as otherwise provided in Article VIII or the Act, no admission, substitution, withdrawal or removal of a Partner will cause the dissolution of the Partnership.  To the fullest extent permitted by law, any purported admission, withdrawal or removal that is not in accordance with this Agreement shall be null and void.

SECTION 7.09.       Admission of Assignees as Substitute Limited Partners.

An Assignee will become a substitute Limited Partner only if and when each of the following conditions is satisfied:

(a)          the General Partner consents in writing to such admission, which consent may be given or withheld, or made subject to such conditions as are determined by the General Partner, in each case in the General Partner’s sole discretion;

(b)          if required by the General Partner, the General Partner receives written instruments (including, without limitation, copies of any instruments of Transfer and such Assignee’s consent to be bound by this Agreement as a substitute Limited Partner) that are in a form satisfactory to the General Partner (as determined in its sole discretion);

(c)          if required by the General Partner, the General Partner receives an opinion of counsel satisfactory to the General Partner to the effect that such Transfer is in compliance with this Agreement and all applicable Law; and

(d)          if required by the General Partner, the parties to the Transfer, or any one of them, pays all of the Partnership’s reasonable expenses connected with such Transfer (including, but not limited to, the reasonable legal and accounting fees of the Partnership).

SECTION 7.10.       Withdrawal and Removal of Limited Partners.  If a Limited Partner ceases to hold any Units, then such Limited Partner shall withdraw from the Partnership and shall cease to be a Limited Partner and to have the power to exercise any rights or powers of a Limited Partner.

SECTION 7.11.       Conversion of Interest of General Partner.  Notwithstanding any other provision in this Agreement, the General Partner may, without the consent of any other Partner, elect to convert all or a portion of its interest in the Partnership that is held or deemed to be held by it as a limited partner of the Partnership so that it is held or deemed to be held by the General Partner as a general partner of the Partnership for the purposes of this Agreement and the Act. As of the date of this Agreement, all interests of the General Partner in this Partnership are held as a general partner of the Partnership.

ARTICLE VIII

DISSOLUTION, LIQUIDATION AND TERMINATION

SECTION 8.01.       No Dissolution.  Except as required by the Act, the Partnership shall not be dissolved by the admission of additional Partners or withdrawal of Partners in accordance with the terms of this Agreement.  The Partnership may be dissolved, liquidated wound up and terminated only pursuant to the provisions of this Article VIII, and the Partners hereby irrevocably waive any and all other rights they may have to cause a dissolution of the Partnership or a sale or partition of any or all of the Partnership assets.

SECTION 8.02.       Events Causing Dissolution.  The Partnership shall be dissolved and its affairs shall be wound up upon the occurrence of any of the following events (each, a “Dissolution Event”):

(a)          the entry of a decree of judicial dissolution of the Partnership under Section 36 of the Act upon the finding by a court of competent jurisdiction that the General Partner (i) is permanently incapable of performing its part of this Agreement, (ii) has been guilty of conduct that is calculated to affect prejudicially the carrying on of the business of the Partnership, (iii) willfully or persistently commit a material breach of this Agreement or (iv) conduct itself in a manner relating to the Partnership or its business such that it is not reasonably practicable for the other Partners to carry on the business of the Partnership with the General Partner;

(b)          any event which makes it unlawful for the business of the Partnership to be carried on by the Partners;

(c)          the written consent of all Partners;

(d)          any other event not inconsistent with any provision hereof causing a dissolution of the Partnership under the Act, including any action brought in accordance with Section 15(4)(f) of the Act;

(e)          the Incapacity or removal of the General Partner or the occurrence of any other event including any event prescribed under Section 36(7) of the Act, which causes the General Partner to cease to be the general partner of the Partnership; provided that the Partnership will not be dissolved or required to be wound up in connection with any of the events specified in this Section 8.02(e) if: (i) at the time of the occurrence of such event there is at least one Cayman Islands incorporated or registered general partner of the Partnership who is hereby authorized to, and elects to, carry on the business of the Partnership; or (ii) in the event the Partnership does not have at least one Cayman Islands incorporated or registered general partner, all remaining Limited Partners consent to or ratify the continuation of the business of the Partnership and the appointment of a Cayman Islands incorporated or registered general partner of the Partnership within 90 days of the service of a notice by the General Partner (or its legal representative) on all Limited Partners informing them of the occurrence of any such event.

SECTION 8.03.       Distribution upon Dissolution.  Upon dissolution, the Partnership shall not be terminated and shall continue until the winding up of the affairs of the

Partnership is completed. Upon the winding up of the Partnership, the General Partner, or any other Person designated by the General Partner (the “Liquidation Agent”), shall take full account of the assets and liabilities of the Partnership and shall, unless the General Partner determines otherwise, liquidate the assets of the Partnership as promptly as is consistent with obtaining the fair value thereof. The proceeds of any liquidation shall be applied and distributed in the following order:

(a)          First, to the satisfaction of debts and liabilities of the Partnership (including satisfaction of all indebtedness to Partners and their Affiliates to the extent otherwise permitted by Law) including the expenses of liquidation, and including the establishment of any reserve which the Liquidation Agent shall deem reasonably necessary for any contingent, conditional or unmatured contractual liabilities or obligations of the Partnership (“Contingencies”). Any such reserve may be paid over by the Liquidation Agent to any attorney-at-law, or acceptable party, as escrow agent, to be held for disbursement in payment of any Contingencies and, at the expiration of such period as shall be deemed advisable by the Liquidation Agent for distribution of the balance in the manner hereinafter provided in this Section 8.03; and

(b)          The balance, if any, to the Partners in accordance with Article XI, Article XII and Section 4.01; provided that no distributions will be made to any Partner in respect of any Class P Series once such Partner’s Class P Series Sub-Account in respect of such Class P Series is zero (taking into account adjustments resulting from this Section 8.03).

SECTION 8.04.       Time for Liquidation.  A reasonable amount of time shall be allowed for the orderly liquidation of the assets of the Partnership and the discharge of liabilities to creditors so as to enable the Liquidation Agent to minimize the losses attendant upon such liquidation.

SECTION 8.05.       Termination.  The Partnership shall terminate when all of the assets of the Partnership, after payment of or due provision for all debts, liabilities and obligations of the Partnership, shall have been distributed to the holders of Units in the manner provided for in this Article VIII and a notice of dissolution signed by the General Partner has been filed with the Cayman Islands Registrar of Exempted Limited Partnerships.

SECTION 8.06.       Claims of the Partners.  The Partners shall look solely to the Partnership’s assets for the return of their Capital Contributions, and if the assets of the Partnership remaining after payment of or due provision for all debts, liabilities and obligations of the Partnership are insufficient to return such Capital Contributions, the Partners shall have no recourse against the Partnership or any other Partner or any other Person. No Partner with a negative balance in such Partner’s Capital Account shall have any obligation to the Partnership or to the other Partners or to any creditor or other Person to restore such negative balance during the existence of the Partnership, upon dissolution or termination of the Partnership or otherwise, except to the extent required by the Act.

SECTION 8.07.       Survival of Certain Provisions.  Notwithstanding anything to the contrary in this Agreement, the provisions of Section 9.02 and Section 10.10 shall survive the termination of the Partnership.

ARTICLE IX

LIABILITY AND INDEMNIFICATION

SECTION 9.01.       Liability of Partners.

(a)          No Limited Partner shall be liable for any debt, obligation or liability of the Partnership or of any other Partner or have any obligation to restore any deficit balance in its Capital Account solely by reason of being a Partner of the Partnership, except to the extent required by the Act.

(b)          This Agreement is not intended to, and does not, create or impose any fiduciary duty on any of the Partners (including without limitation, the General Partner) hereto or on their respective Affiliates.  Further, the Partners hereby waive any and all fiduciary duties that, absent such waiver, may exist at or be implied by Law, and in doing so, recognize, acknowledge and agree that their duties and obligations to one another and to the Partnership are only as expressly set forth in this Agreement and those required by the Act.

(c)          To the extent that, under Law, any Partner (including without limitation, the General Partner) has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to another Partner, the Partners (including without limitation, the General Partner) acting under this Agreement will not be liable to the Partnership or to any such other Partner for their good faith reliance on the provisions of this Agreement.  The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities relating thereto of any Partner (including without limitation, the General Partner) otherwise existing under Law, are agreed by the Partners to replace to that extent such other duties and liabilities of the Partners relating thereto (including without limitation, the General Partner).

(d)          The General Partner may consult with legal counsel, accountants and financial or other advisors and any act or omission suffered or taken by the General Partner on behalf of the Partnership or in furtherance of the interests of the Partnership in good faith in reliance upon and in accordance with the advice of such counsel, accountants or financial or other advisors will be full justification for any such act or omission, and the General Partner will be fully protected in so acting or omitting to act so long as such counsel or accountants or financial or other advisors were selected with reasonable care.

(e)          Notwithstanding any other provision of this Agreement or otherwise applicable provision of Law, whenever in this Agreement the General Partner is permitted or required to make a decision (i) in its “sole discretion” or “discretion” or under a grant of similar authority or latitude, the General Partner shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall, to the fullest extent permitted by applicable Law, have no duty or obligation to give any consideration to any interest of or factors affecting the Partnership or the Limited Partners, or (ii) in its “good faith” or under another expressed standard, the General Partner shall act under such express standard and shall not be subject to any other or different standards.

SECTION 9.02.       Indemnification.

(a)          Indemnification. To the fullest extent permitted by Law, the Partnership shall indemnify any person (including such person’s heirs, executors or administrators) who was or is made or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, including appeals, by reason of the fact that such person, or a person for whom such person was the legal representative, is or was a Partner (including without limitation, the General Partner) or a director, officer, general or managing partner, trustee, managing manager, member, employee or agent of a Partner (including without limitation, the General Partner) or the Partnership (in such person’s capacity as such) or, while a director, officer, general or managing partner, trustee, manager, managing member, employee or agent of a Partner (including without limitation, the General Partner) or the Partnership (in such person’s capacity as such), is or was serving at the request of the Partnership as a director, officer, general or managing partner, trustee, managing manager, member, employee or agent (in such person’s capacity as such) of another corporation, partnership, joint venture, trust, limited liability company, nonprofit entity or other enterprise or person (an “Other Company”), for and against all loss and liability suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred by such person in connection with such action, suit, claim or proceeding, including appeals; provided that such person shall not be entitled to indemnification hereunder to the extent (i) such person’s conduct constituted fraud, bad faith or willful misconduct or (ii) such person’s actions or omissions were not made during the course of performing or pursuant to (x) such person’s duties as a director, officer, general or managing partner, trustee, manager, managing member, employee or agent of a Partner (including without limitation, the General Partner) or the Partnership or (y) a request made by a Partner (including without limitation, the General Partner) or the Partnership.  A director, officer, general or managing partner, trustee, managing manager, member, employee or agent (such person, a “Subsidiary Person”) of a wholly-owned subsidiary of the Partnership or any other subsidiary designated from time to time by the General Partner (a “Designated Subsidiary”) will be deemed to be serving at the request of the Partnership as a director, officer, general or managing partner, trustee, manager, managing member, employee or agent of a Designated Subsidiary as an Other Company for purposes of this Section 9.02 (regardless of whether such person is or was a director, officer, general or managing partner, trustee, manager, managing member, employee or agent of a Partner), and the Partnership shall indemnify such Subsidiary Person (but only in such person’s capacity as such) in accordance with this Section 9.02; provided that such person shall not be entitled to indemnification hereunder to the extent (i) such person’s conduct constituted fraud, bad faith or willful misconduct or (ii) such person’s actions or omissions were not made during the course of performing or pursuant to (x) such person’s her duties as a director, officer, general or managing partner, trustee, manager, managing member, employee or agent of a Designated Subsidiary or an affiliate thereof or (y) a request made by a Designated Subsidiary.  Notwithstanding the foregoing two sentences, the Partnership shall not be required to indemnify a person described in the foregoing sentences (including without limitation a Subsidiary Person) in connection with any action, suit, claim or proceeding (or part thereof, including but not limited to counter-claims) that (i) is commenced by such person if the commencement of such action, suit, claim or proceeding (or part thereof, including but not limited to counter-claims) by such person was not authorized by the General Partner or a Designated Subsidiary (except as provided for a proceeding for reimbursement commenced pursuant to Section 9.02(c)) or (ii) is commenced by the General Partner, the Partnership, or any Designated Subsidiary against such person to recover monetary damages, equitable relief, or any other relief for wrongdoing committed by such person (a “Company Initiated Action”) (except for a final unappealable judgment in favor of such person as described in Section 9.02(c)). The indemnification of a person who is or was serving at the request of the Partnership as a director, officer, partner, trustee, manager, member, employee or agent of an Other Company shall be secondary to any and all indemnification to which such person is entitled from, firstly, the relevant Other Company (including such subsidiary), and from, secondly, the relevant Fund (if applicable), and will only be paid to the extent the primary indemnification is not paid and the provisos set forth in the first two sentences of this Section 9.02(a) do not apply; provided that such Other Company and such Fund shall not be entitled to contribution or indemnification from or subrogation against the Partnership, unless otherwise mandated by applicable Law.  If, notwithstanding the foregoing sentence, the Partnership makes an indemnification payment or advances expenses to such a person entitled to primary indemnification, the Partnership shall be subrogated to the rights of such person against the person or persons responsible for the primary indemnification.  “Fund” means any fund, investment vehicle or account whose investments are managed or advised by the Partnership (if any), any Designated Subsidiary or other affiliate designated by the General Partner.

(b)          Advancement of Expenses.  To the fullest extent permitted by Law, the Partnership shall promptly pay expenses (including attorneys’ fees) incurred by any person described in Section 9.02(a) in appearing at, participating in or defending any action, suit, claim or proceeding in advance of the final disposition of such action, suit, claim or proceeding, including appeals, upon presentation of an undertaking on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified under this Section 9.02 or otherwise.  Notwithstanding the preceding sentence, the Partnership shall not be required to pay expenses of a person described in such sentence in connection with any action, suit, claim or proceeding (or part thereof) that is commenced by such person if the commencement of such action, suit, claim or proceeding (or part thereof) by such person was not authorized by the General Partner or a Designated Subsidiary (except as provided for a proceeding for reimbursement commenced pursuant to Section 9.02(c)) or is a Company Initiated Action (except for a final unappealable judgment in favor of such person as described in Section 9.02(c)).

(c)          Unpaid Claims.  If a claim for indemnification or advancement of expenses is required to be paid by the Partnership pursuant to this Section 9.02 but has not been paid in full within thirty (30) days after a written claim therefor by any person described in Section 9.02(a) has been received by the Partnership, such person may file proceedings for reimbursement to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim.  In any such proceeding the Partnership shall have the burden of proving that such person is not entitled to the requested indemnification or advancement of expenses pursuant to Section 9.02 or under applicable Law. In addition, in the event a final unappealable judgment is made in favor of a person described in Section 9.02(a) in any Company Initiated Action for whom the Partnership has not provided indemnification or an advancement of expenses, the Partnership shall pay all expenses reasonably incurred by such person in such Company Initiated Action to the extent of such final unappealable judgment in favor of such person.

(d)          Insurance.  To the fullest extent permitted by Law, the Partnership may purchase and maintain insurance on behalf of any person described in Section 9.02(a) against any liability asserted against such person, whether or not the Partnership would have the power to indemnify such person against such liability under the provisions of this Section 9.02 or otherwise.

(e)          Enforcement of Rights.  The provisions of this Section 9.02 shall be applicable to all actions, claims, suits or proceedings made or commenced on or after the Effective Time, whether arising from acts or omissions to act occurring on, before or after its adoption.  The provisions of this Section 9.02 shall be deemed to be a contract between the Partnership and each person entitled to indemnification under this Section 9.02 (or legal representative thereof) who serves in such capacity at any time while this Section 9.02 and the relevant provisions of applicable Law, if any, are in effect, and any amendment, modification or repeal hereof shall not affect any rights or obligations then existing with respect to any state of facts or any action, suit, claim or proceeding then or theretofore existing, or any action, suit, claim or proceeding thereafter brought or threatened based in whole or in part on any such state of facts.  If any provision of this Section 9.02 shall be found to be invalid or limited in application by reason of any Law, it shall not affect the validity of the remaining provisions hereof.  The rights of indemnification provided in this Section 9.02 shall neither be exclusive of, nor be deemed in limitation of, any rights to which any person may otherwise be or become entitled or permitted by contract, this Agreement, insurance or as a matter of Law, both as to actions in such person’s official capacity and actions in any other capacity, it being the policy of the Partnership that indemnification of any person whom the Partnership is obligated to indemnify pursuant to Section 9.02(a) shall be made to the fullest extent permitted by Law.

(f)          Benefit Plans.  For purposes of this Section 9.02, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Partnership” shall include any service as a director, officer, employee or agent of the Partnership which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries.

(g)          Non-Exclusivity.  This Section 9.02 shall not limit the right of the Partnership, to the extent and in the manner permitted by Law, to indemnify and to advance expenses to, and purchase and maintain insurance on behalf of, persons other than persons described in Section 9.02(a).

ARTICLE X

MISCELLANEOUS

SECTION 10.01.     Severability.  If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

SECTION 10.02.     Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by fax, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):

(a)          If to the Partnership, to:

KKR Group Partnership L.P.
c/o KKR Group Holdings Corp.
9 West 57th Street, Suite 4200
New York, New York, 10019
Attention: General Counsel
Fax: (212) 750-0003

(b)          If to any Partner, to:

c/o KKR & Co. Inc.
9 West 57th Street, Suite 4200
New York, New York, 10019
Attention: General Counsel
Fax: (212) 750-0003

(c)          If to the General Partner, to:

KKR Group Holdings Corp.
9 West 57th Street, Suite 4200
New York, New York, 10019
Attention: General Counsel
Fax: (212) 750-0003

SECTION 10.03.     Cumulative Remedies.  The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by Law.

SECTION 10.04.     Binding Effect.  This Agreement shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this Agreement, their successors, executors, administrators, heirs, legal representatives and assigns.

SECTION 10.05.     Interpretation.  Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) the terms “include,” “includes,” “including” or words of like import shall be deemed to be followed by the words “without limitation;” and (d) the terms “hereof,” “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 10.06.     Counterparts.  This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 10.06.

SECTION 10.07.     Further Assurances. Each Limited Partner shall perform all other acts and execute and deliver all other documents as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

SECTION 10.08.     Entire Agreement.  This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

SECTION 10.09.     Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Cayman Islands, without regard to otherwise governing principles of conflicts of law.

SECTION 10.10.     Arbitration.

(a)          Any and all disputes which cannot be settled amicably, including any ancillary claims of any party arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement (including without limitation the validity, scope and enforceability of this arbitration provision) shall be finally settled by arbitration conducted by a single arbitrator in New York, New York in accordance with the then-existing Rules of Arbitration of the International Chamber of Commerce. If the parties to the dispute fail to agree on the selection of an arbitrator within thirty (30) days of the receipt of the request for arbitration, the International Chamber of Commerce shall make the appointment.  The arbitrator shall be a lawyer and shall conduct the proceedings in the English language. Performance under this Agreement shall continue if reasonably possible during any arbitration proceedings. Except as required by law or as may be reasonably required in connection with ancillary judicial proceedings to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration, or to confirm or challenge an arbitration award, the arbitration proceedings, including any hearings, shall be confidential, and the parties shall not disclose any awards, any materials in the proceedings created for the purpose of the arbitration, or any documents produced by another party in the proceedings not otherwise in the public domain.

(b)          Notwithstanding the provisions of paragraph (a), the General Partner may bring, or may cause the Partnership to bring, on behalf of the General Partner or the Partnership or on behalf of one or more Partners, an action or special proceeding in any court of competent jurisdiction for the purpose of compelling a party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, or enforcing an arbitration award and, for the purposes of this paragraph (b), each Partner (i) expressly consents to the application of paragraph (c) of this Section 10.10 to any such action or proceeding, (ii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate, and (iii) irrevocably appoints the General Partner as such Partner’s agent for service of process in connection with any such action or proceeding and agrees that service of process upon such agent, who shall promptly advise such Partner of any such service of process, shall be deemed in every respect effective service of process upon the Partner in any such action or proceeding.

(c)          EACH PARTNER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE FEDERAL AND STATE COURTS LOCATED IN NEW YORK COUNTY, STATE OF NEW YORK FOR THE PURPOSE OF ANY JUDICIAL PROCEEDING BROUGHT IN ACCORDANCE WITH THE PROVISIONS OF THIS SECTION 10.10, OR ANY JUDICIAL PROCEEDING ANCILLARY TO AN ARBITRATION OR CONTEMPLATED ARBITRATION ARISING OUT OF OR RELATING TO OR CONCERNING THIS AGREEMENT. Such ancillary judicial proceedings include any suit, action or proceeding to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration, or to confirm or challenge an arbitration award. The parties acknowledge that the fora designated by this paragraph (c) have a reasonable relation to this Agreement, the Partnership and to the parties’ relationship with one another. The Partners and the Partnership hereby waive, to the fullest extent permitted by applicable Law, any objection which they now or hereafter may have to personal jurisdiction or to the laying of venue of any such ancillary suit, action or proceeding referred to in this Section 10.10 brought in any court referenced herein and such parties agree not to plead or claim the same.

SECTION 10.11.     Expenses.  Except as otherwise specified in this Agreement, the Partnership shall be responsible for all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with its operation.

SECTION 10.12.     Amendments and Waivers.  (a) This Agreement (including the Annexes hereto) may be amended, supplemented, waived or modified by the action of the General Partner without the consent of any other Partner; provided that any amendment that would have a material adverse effect on the rights or preferences of any Class of Units in relation to other Classes of Units must be approved by the holders of not less than a majority of the Class of units so affected; provided, further, that the General Partner may, without the written consent of any Limited Partner or any other Person, amend, supplement, waive or modify any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect: (i) any amendment, supplement, waiver or modification that the General Partner determines to be necessary or appropriate in connection with the creation, authorization or issuance of any class or series of equity interest in the Partnership; (ii) the admission, substitution, withdrawal or removal of Partners in accordance with this Agreement; (iii) a change in the name of the Partnership, the location of the principal place of business of the Partnership or the registered office of the Partnership; (iv) any amendment, supplement, waiver or modification that the General Partner determines in its sole discretion to be necessary or appropriate to address changes in U.S. federal income tax regulations, legislation or interpretation; and (v) a change in the Fiscal Year or taxable year of the Partnership and any other changes that the General Partner determines to be necessary or appropriate as a result of a change in the Fiscal Year or taxable year of the Partnership including a change in the dates on which distributions are to be made by the Partnership.

(b)          No failure or delay by any party in exercising any right, power or privilege hereunder (other than a failure or delay beyond a period of time specified herein) shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

(c)          The General Partner may, in its sole discretion, unilaterally amend this Agreement on or before the effective date of the final regulations to provide for (i) the election of a safe harbor under proposed Treasury Regulation Section 1.83-3(l) (or any similar provision) under which the fair market value of a partnership interest that is transferred is treated as being equal to the liquidation value of that interest, (ii) an agreement by the Partnership and each of its Partners to comply with all of the requirements set forth in such regulations and Notice 2005-43 (and any other guidance provided by the U.S. Internal Revenue Service with respect to such election) with respect to all partnership interests transferred in connection with the performance of services while the election remains effective, (iii) the allocation of items of income, gains, deductions and losses required by the final regulations similar to proposed Treasury Regulation Section 1.704-1(b)(4)(xii)(b) and (c), and (iv) any other related amendments.

(d)          Except as may be otherwise required by law in connection with the winding-up, liquidation, or dissolution of the Partnership, each Partner hereby irrevocably waives any and all rights that it may have to maintain an action for judicial accounting or for partition of any of the Partnership’s property.

SECTION 10.13.     No Third Party Beneficiaries.  This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and successors and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; provided that each Person entitled to indemnification pursuant to Section 9.02 of this Agreement (i) may in such Person’s own right enforce Section 9.02 subject to and in accordance with the provisions of the Contracts (Rights of Third Parties) Law, 2014, as it may be amended from time to time, but (ii) shall not be entitled or required to consent to any amendment, variation or rescission of Section 9.02 or have any right under Section 10.12 or any other section of this Agreement.

SECTION 10.14.     Headings.  The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

SECTION 10.15.     Construction.  Each party hereto acknowledges and agrees it has had the opportunity to draft, review and edit the language of this Agreement and that it is the intent of the parties hereto that no presumption for or against any party arising out of drafting all or any part of this Agreement will be applied in any dispute relating to, in connection with or involving this Agreement. Accordingly, the parties hereby waive to the fullest extent permitted by law the benefit of any rule of Law or any legal decision that would require that in cases of uncertainty, the language of a contract should be interpreted most strongly against the party who drafted such language.

SECTION 10.16.     Power of Attorney.  (a) Each Limited Partner, by its execution hereof, hereby irrevocably makes, constitutes and appoints the General Partner as its true and lawful agent and attorney in fact, with full power of substitution and full power and authority in its name, place and stead, to make, execute, sign, acknowledge, swear to, record and file (i) to execute all instruments relating to an assignment or transfer of all or part of a Limited Partner’s interest in the Partnership or to the admission of any new or substitute Partner, (ii) this Agreement and any amendment to this Agreement that has been adopted as herein provided; (iii) the Statement and all amendments thereto required or permitted by law or the provisions of this Agreement; (iv) all statements and other instruments (including consents and ratifications which the Limited Partners have agreed to provide upon a matter receiving the agreed support of Limited Partners) deemed advisable by the General Partner to carry out the provisions of this Agreement (including the provisions of Section 7.04) and Law or to permit the Partnership to become or to continue as a limited partnership or partnership wherein the Limited Partners have limited liability in each jurisdiction where the Partnership may be doing business; (v) all instruments that the General Partner deems appropriate to reflect a change or modification of this Agreement or the Partnership in accordance with this Agreement, including, without limitation, the admission of additional Limited Partners or substituted Limited Partners pursuant to the provisions of this Agreement; (vi) all conveyances and other instruments or papers deemed advisable by the General Partner to effect the liquidation and termination of the Partnership; and (vii) all fictitious or assumed name certificates required or permitted (in light of the Partnership’s activities) to be filed on behalf of the Partnership.

(b)          The appointment by all Limited Partners of the General Partner as attorney-in-fact will be deemed to secure performance by each Limited Partner of his , or its obligations under this Agreement and will be relying upon the power of the General Partner to act as contemplated by this Agreement in any filing and other action by it on behalf of the Partnership, will survive the disability or Incapacity of any Person hereby giving such power, and the Transfer of all or any portion of the Units of such Person, and will not be affected by the subsequent Incapacity of the principal.  In the event of the Transfer by a Partner of all of its Units, the foregoing power of attorney of an assignor Partner will survive such Transfer until such Partner has withdrawn from the Partnership pursuant to Section 7.10.

SECTION 10.17.     Schedules.  The General Partner may from time to time execute and deliver to the Limited Partners schedules which set forth information contained in the books and records of the Partnership and any other matters deemed appropriate by the General Partner.  Such schedules shall be for information purposes only and shall not be deemed to be part of this Agreement for any purpose whatsoever.

SECTION 10.18.     Partnership Status.  The parties intend to treat the Partnership as a partnership for U.S. federal income tax purposes, and no person shall take any action inconsistent with such classification.

ARTICLE XI

TERMS, PREFERENCES, RIGHTS, POWERS AND DUTIES
OF THE SERIES A PREFERRED MIRROR UNITS

SECTION 11.01.     Designation. The Series A Preferred Mirror Units are hereby designated and created as a series of Preferred Units hereunder. Each Series A Preferred Mirror Unit shall be identical in all respects to every other Series A Preferred Mirror Unit. 13,799,998 Series A Preferred Mirror Units were initially issued to KKR Group Holdings L.P. and are held by the General Partner as of the date hereof.

SECTION 11.02.     Definitions.  The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Article XI.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York City are authorized or required by law to close.

“Change of Control Event” has the meaning set forth in Section 21.02 of the Issuer Certificate of Incorporation.

“Distribution Payment Date” means March 15, June 15, September 15 and December 15 of each year, commencing June 15, 2016.

“Distribution Period” is the period from and including a Distribution Payment Date to, but excluding, the next Distribution Payment Date, except that the initial Distribution Period commences on and includes March 17, 2016.

“Distribution Rate” means 6.75% per annum.

 “GP Mirror Units” means, collectively, the Series A Preferred Mirror Units and any preferred equity securities of a future Group Partnership with economic terms consistent with the Series A Preferred Mirror Units.

“Issuer Certificate of Incorporation” means the Certificate of Incorporation of the Issuer, dated as of May 3, 2018 and effective as of July 1, 2018, as it may be amended or restated from time to time.

“Junior Units” means Common Class Units or any other equity securities that the Partnership may issue in the future ranking, as to the payment of distributions, junior to the Series A Preferred Mirror Units.

“KKR Group” means the Group Partnership, the direct and indirect parents (including, without limitation, general partners) of the Group Partnerships (the “Parent Entities”),

any direct or indirect subsidiaries of the Parent Entities or the Group Partnership, the general partner or similar controlling entities of any investment or vehicle that is managed, advised or sponsored by the KKR Group (a “KKR Fund”), and any other entity through which any of the foregoing directly or indirectly conduct its business, but shall exclude any company in which a KKR Fund has an investment. For purposes of this definition “subsidiary” means, with respect to any Person, any subsidiary of such Person that is or would be consolidated with such Person in the preparation of segment information with respect to the combined financial statements of such Person prepared in accordance with U.S. GAAP and shall not include (x) any private equity or other investment fund or vehicle or (y) any portfolio company of any such fund or vehicle.

“Parity Units” means any Preferred Units that the Partnership may authorize or issue, the terms of which provide that such securities shall rank equally with the Series A Preferred Mirror Units with respect to payment of distributions and distribution of assets upon a Dissolution Event.

“Permitted Jurisdiction” means the United States or any state thereof, Belgium, Bermuda, Canada, Cayman Islands, France, Germany, Gibraltar, Ireland, Italy, Luxembourg, the Netherlands, Switzerland, the United Kingdom or British Crown Dependencies, any other member country of the Organisation for Economic Co-operation and Development, or any political subdivision of any of the foregoing.

“Permitted Reorganization” means (i) the voluntary or involuntary liquidation, dissolution or winding up of any of the Partnership’s subsidiaries or upon any reorganization of the Partnership into another limited liability entity pursuant to provisions of this Agreement that allows the Partnership to convert, merge or convey our assets to another limited liability entity with or without limited partner approval (including a merger or conversion of our partnership into a corporation if the General Partner determines in its sole discretion that it is no longer in the interests of the Partnership to continue as a partnership for U.S. federal income tax purposes) or (ii) the Partnership engages in a reorganization or other transaction in which a successor to the Partnership issues equity securities to the Series A Holders that have rights, powers and preferences that are substantially similar to the rights, powers and preferences of the Series A Preferred Mirror Units pursuant to provisions of this Agreement that allow the Partnership to do so without limited partner approval.

“Permitted Transfer” means the sale, conveyance, exchange or transfer, for cash, of units of capital stock, securities or other consideration, of all or substantially all of the Partnership’s property or assets nor the consolidation, merger or amalgamation of the Partnership with or into any other entity or the consolidation, merger or amalgamation of any other entity with or into the Partnership which will not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Partnership, notwithstanding that for other purposes, such as for tax purposes, such an event may constitute a liquidation, dissolution or winding up.

“Series A Holder” means a record holder of Series A Preferred Mirror Units.

“Series A Liquidation Preference” means $25.00 per Series A Preferred Mirror Unit.  The Series A Liquidation Preference shall be the “Liquidation Preference” with respect to the Series A Preferred Mirror Units.

“Series A Liquidation Value” means the sum of the Series A Liquidation Preference and declared and unpaid distributions, if any, to, but excluding, the date of the Dissolution Event on the Series A Preferred Mirror Units.

“Series A Preferred Stock” means the preferred stock, $0.01 par value per share, of the Issuer that has been designated as Series A Preferred Stock.

“Series A Record Date” means, with respect to any Distribution Payment Date, the March 1, June 1, September 1 or December 1, as the case may be, immediately preceding the relevant March 15, June 15, September 15 or December 15 Distribution Payment Date, respectively.

“Substantially All Merger” means a merger or consolidation of one or more Group Partnerships with or into another Person that would, in one or a series of related transactions, result in the transfer or other disposition, directly or indirectly, of all or substantially all of the combined assets of the Group Partnerships taken as a whole to a Person that is not a Group Partnership immediately prior to such transaction.

“Substantially All Sale” means a sale, assignment, transfer, lease or conveyance, in one or a series of related transactions, directly or indirectly, of all or substantially all of the assets of the Group Partnerships taken as a whole to a Person that is not a Group Partnership immediately prior to such transaction

“Voting Preferred Units” means any series of Parity Units that is designated as a “Voting Preferred Unit” from time to time.

SECTION 11.03.     Distributions.

(a)          The Series A Holders shall be entitled to receive with respect to each Series A Preferred Mirror Unit, when, as and if declared by the board of directors of the General Partner, or duly authorized committees thereof, in its sole discretion out of funds legally available therefor, non-cumulative quarterly cash distributions on the applicable Distribution Payment Date that corresponds to the Record Date for which the board of directors of the General Partner has declared a distribution, if any, at a rate per annum equal to 6.75% (subject to Section 11.06 of this Agreement) of the Series A Liquidation Preference.  Such distributions shall be non-cumulative.  If a Distribution Payment Date is not a Business Day, the related distribution (if declared) shall be paid on the next succeeding Business Day with the same force and effect as though paid on such Distribution Payment Date, without any increase to account for the period from such Distribution Payment Date through the date of actual payment. Distributions payable on the Series A Preferred Mirror Units for the initial Distribution Period and any period less than a full Distribution Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months and the actual number of days elapsed in such period. Declared distributions will be payable on the relevant Distribution Payment Date to Series A Holders as they appear on the Partnership’s register at the close of business, New York City time, on the Series A Record Dates, provided that if the Series A Record Date is not a business day, the declared distributions will be payable on the relevant Distribution Payment Date to the

Series A Holders as it appears on the Partnership’s register at the close of business, New York City time on the Business Day immediately preceding such Series A Record Dates.

(b)          So long as any Series A Preferred Mirror Units are outstanding, (i) no distribution, whether in cash or property, may be declared or paid or set apart for payment on the Junior Units for the then-current quarterly Distribution Period (other than distributions paid in Junior Units or options, warrants or rights to subscribe for or purchase Junior Units) and (ii) the Partnership and its subsidiaries shall not directly or indirectly repurchase, redeem or otherwise acquire for consideration any Junior Units, unless, in each case, distributions have been declared and paid or declared and set apart for payment on the GP Mirror Units for the then-current quarterly Distribution Period.

(c)          The board of directors of the General Partner, or duly authorized committees thereof, may, in its sole discretion, choose to pay distributions on the Series A Preferred Mirror Units without the payment of any distributions on any Junior Units.

(d)          When distributions are not declared and paid (or duly provided for) on any Distribution Payment Date (or, in the case of Parity Units having distribution payment dates different from the Distribution Payment Dates pertaining to the Series A Preferred Mirror Units, on a distribution payment date falling within the related Distribution Period) in full upon the Series A Preferred Mirror Units or any other Parity Units, all distributions declared upon the Series A Preferred Mirror Units and all such Parity Units payable on such Distribution Payment Date (or, in the case of Parity Units having distribution payment dates different from the Distribution Payment Dates, on a distribution payment date falling within the related Distribution Period) shall be declared pro rata so that the respective amounts of such distributions shall bear the same ratio to each other as all declared and unpaid distributions per Unit on the Series A Preferred Mirror Units and all accumulated unpaid distributions on all Parity Units payable on such Distribution Payment Date (or in the case of non-cumulative Parity Units, unpaid distributions for the then-current Distribution Period (whether or not declared) and in the case of Parity Units having distribution payment dates different from the Distribution Payment Dates pertaining to the Series A Preferred Mirror Units, on a distribution payment date falling within the related Distribution Period) bear to each other.

(e)          No distributions may be declared or paid or set apart for payment on any Series A Preferred Mirror Units if at the same time any arrears exist or default exists in the payment of distributions on any outstanding Units ranking, as to the payment of distributions and distribution of assets upon a Dissolution Event, senior to the Series A Preferred Mirror Units, subject to any applicable terms of such outstanding Units, subject to any applicable terms of such Outstanding Units.

(f)          A Series A Holder shall not be entitled to any distributions, whether payable in cash or property, other than as provided in this Agreement and shall not be entitled to interest, or any sum in lieu of interest, in respect of any distribution payment, including any such payment which is delayed or foregone.

(g)          The Partners intend that no portion of the distributions paid to a Series A Holder pursuant to this Section 11.03 shall be treated as a “guaranteed payment” within the meaning of Section 707(c) of the Code, and no Partner shall take any position inconsistent to such intention, except if there is a change in applicable law or final determination by the Internal Revenue Service that is inconsistent with such intention.

SECTION 11.04.     Rank.  The Series A Preferred Mirror Units shall rank, with respect to payment of distributions and distribution of assets upon a Dissolution Event:

(a)          junior to all of the Partnership’s existing and future indebtedness and any equity securities, including Preferred Units, that the Partnership may authorize or issue, the terms of which provide that such securities shall rank senior to the Series A Preferred Mirror Units with respect to payment of distributions and distribution of assets upon a Dissolution Event;

(b)          equally to any Parity Units; and

(c)          senior to any Junior Units.

SECTION 11.05.     Redemption.

(a)          If the Issuer redeems its Series A Preferred Stock, then the Partnership may redeem the Series A Preferred Mirror Units, in whole or in part, at a redemption price equal to the Series A Liquidation Preference plus an amount equal to declared and unpaid distributions from the Distribution Payment Date immediately preceding the redemption date to, but excluding, the redemption date.  If less than all of the outstanding  Series A Preferred Mirror Units are to be redeemed, the General Partner shall select the Series A Preferred Mirror Units to be redeemed from the outstanding Series A Preferred Mirror Units not previously called for redemption by lot or pro rata (as nearly as possible).

(b)          If the Issuer redeems its Series A Preferred Stock pursuant to a Change of Control Event, then the Partnership may, in the General Partner’s sole discretion, redeem the Series A Preferred Mirror Units, in whole but not in part, out of funds legally available therefor, at a redemption price equal to $25.25 per Series A Preferred Mirror Unit plus an amount equal to the declared and unpaid distributions. So long as funds sufficient to pay the redemption price for all of the Series A Preferred Mirror Units called for redemption have been set aside for payment, from and after the redemption date, such Series A Preferred Mirror Units called for redemption shall no longer be deemed outstanding, and all rights of the Series A Holders thereof shall cease other than the right to receive the redemption price, without interest.

(c)          Without limiting clause (b) of this Section 11.05, if the Partnership shall deposit on or prior to any date fixed for redemption of Series A Preferred Mirror Units, with any bank or trust company, as a trust fund, a fund sufficient to redeem the Series A Preferred Mirror Units called for redemption, with irrevocable instructions and authority to such bank or trust company to pay on and after the date fixed for redemption or such earlier date as the General Partner may determine, to the respective Series A Holders, the redemption price thereof, then from and after the date of such deposit (although prior to the date fixed for redemption) such Series A Preferred Mirror Units so called shall be deemed to be redeemed and such deposit shall be deemed to constitute full payment of said Series A Preferred Mirror Units to the holders thereof and from and after the date of such deposit said Series A Preferred Mirror Units shall no longer be deemed to be Outstanding, and the holders thereof shall cease to be holders of Units with respect to such Series A Preferred Mirror Units, and shall have no rights with respect thereto except only the right to receive from said bank or trust company, on the redemption date or such earlier date as the General Partner may determine, payment of the redemption price of such Series A Preferred Mirror Units without interest.

SECTION 11.06.     Distribution Rate.  If the distribution rate per annum on the Series A Preferred Stock issued by the Issuer shall increase pursuant to Section 21.06 of the Issuer Certificate of Incorporation, then the Distribution Rate shall increase by the same amount beginning on the same date as set forth in Section 21.06 of the Issuer Certificate of Incorporation.

SECTION 11.07.     Voting.  Notwithstanding any other provision of this Agreement or the Act, the Series A Preferred Mirror Units shall not have any relative, participating, optional or other voting, consent or approval rights or powers, and the vote, consent or approval of the Series A Holders shall not be required for the taking of any Partnership action. The Partnership may, from time to time, issue additional Series A Preferred Mirror Units.

SECTION 11.08.     Liquidation Rights.

(a)          Upon any Dissolution Event, after payment or provision for the liabilities of the Partnership (including the expenses of such Dissolution Event) and the satisfaction of all claims ranking senior to the Series A Preferred Mirror Units in accordance with Article VIII of this Agreement, the Series A Holders shall be entitled to receive out of the assets of the Partnership or proceeds thereof available for distribution to Partners, before any payment or distribution of assets is made in respect of Junior Units, before any payment or distribution of assets is made in respect of Junior Units, distributions equal to the lesser of (x) the Series A Liquidation Value and (y) the positive balance in their Capital Accounts (to the extent such positive balance is attributable to ownership of the Series A Preferred Mirror Units and after taking into account allocations of Gross Ordinary Income to the Series A Holders pursuant to Section 5.05(g) of this Agreement for the taxable year in which the Dissolution Event occurs).  Upon a Dissolution Event, or in the event that any Group Partnership liquidates, dissolves or winds up, no Group Partnership may declare or pay or set apart payment on its Junior Units unless the outstanding liquidation preference on all outstanding GP Mirror Units of each Group Partnership have been repaid via redemption or otherwise.

(b)          Upon a Dissolution Event, after each Series A Holder receives a payment equal to the positive balance in its Capital Account (to the extent such positive balance is attributable to ownership of the Series A Preferred Mirror Units and after taking into account allocations of Gross Ordinary Income to the Series A Holders pursuant to Section 5.05(g) of this Agreement for the taxable year in which the Dissolution Event occurs), such Series A Holder shall not be entitled to any further participation in any distribution of assets by the Partnership.

(c)          For the purposes of this Section 11.08, a Dissolution Event shall not be deemed to have occurred in connection with (i) a Substantially All Merger or a Substantially All Sale whereby a Group Partnership is the surviving Person or the Person formed by such transaction is organized under the laws of a Permitted Jurisdiction and has expressly assumed all of the obligations under the GP Mirror Units, (ii) the sale or disposition of a Group Partnership (whether by merger, consolidation or the sale of all or substantially all of its assets) if such sale or disposition is not a Substantially All Merger or Substantially All Sale, (iii) the sale or disposition of a Group Partnership should such Group Partnership not constitute a “significant subsidiary” of the Issuer under Rule 1-02(w) of Regulation S-X promulgated by the Securities and Exchange Commission, (iv) an event where the Series A Preferred Stock of the Issuer have been fully redeemed pursuant to the terms of the Issuer Certificate of Incorporation or if proper notice of redemption of the Series A Preferred Stock of the Issuer has been given and funds sufficient to pay the redemption price for all of the Series A Preferred Stock of the Issuer called for redemption have been set aside for payment pursuant to the terms of the Issuer Certificate of Incorporation, (v) transactions where the assets of the Group Partnership being liquidated, dissolved or wound up are immediately contributed to another Group Partnership, and (vi) with respect to a Group Partnership, a Permitted Transfer or a Permitted Reorganization.

SECTION 11.09.     Amendment and Waivers.  Notwithstanding the provisions of Section 10.12 of the Agreement, the provisions of this Article XI may be amended, supplemented, waived or modified by the action of the General Partner without the consent of any other Partner.

SECTION 11.10.     No Third Party Beneficiaries.  The provisions of Section 10.13 of the Agreement shall apply to this Article XI without limitation.

ARTICLE XII

TERMS, PREFERENCES, RIGHTS, POWERS AND DUTIES
OF THE SERIES B PREFERRED MIRROR UNITS

SECTION 12.01.     Designation.  The Series B Preferred Mirror Units are hereby designated and created as a series of Preferred Units hereunder. Each Series B Preferred Mirror Unit shall be identical in all respects to every other Series B Preferred Mirror Unit. 6,199,998 Series B Preferred Mirror Units were initially issued to KKR Group Holdings L.P. and are held by the General Partner as of the date hereof. The Series B Preferred Mirror Units rank equally with the Series A Preferred Mirror Units (as defined in Article XI) with respect to payment of distributions and distributions of assets upon a Dissolution Event.

SECTION 12.02.     Definitions.  The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Article XII.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York City are authorized or required by law to close.

“Change of Control Event” has the meaning set forth in Section 22.02 of the Issuer Certificate of Incorporation.

“Distribution Payment Date” means March 15, June 15, September 15 and December 15 of each year, commencing September 15, 2016.

“Distribution Period” is the period from and including a Distribution Payment Date to, but excluding, the next Distribution Payment Date, except that the initial Distribution Period commences on and includes June 20, 2016.

“Distribution Rate” means 6.50% per annum.

 “GP Mirror Units” means, collectively, the Series B Preferred Mirror Units and any preferred equity securities of a future Group Partnership with economic terms consistent with the Series B Preferred Mirror Units.

“Issuer Certificate of Incorporation” means the Certificate of Incorporation of the Issuer, dated as of May 3, 2018 and effective as of July 1, 2018, as it may be amended or restated from time to time.

“Junior Units” means Common Class Units or any other equity securities that the Partnership may issue in the future ranking, as to the payment of distributions, junior to the Series B Preferred Mirror Units.

“KKR Group” means the Group Partnership, the direct and indirect parents (including, without limitation, general partners) of the Group Partnership (the “Parent Entities”), any direct or indirect subsidiaries of the Parent Entities or the Group Partnerships, the general partner or similar controlling entities of any investment or vehicle that is managed, advised or sponsored by the KKR Group (a “KKR Fund”), and any other entity through which any of the foregoing directly or indirectly conduct its business, but shall exclude any company in which a KKR Fund has an investment. For purposes of this definition “subsidiary” means, with respect to any Person, any subsidiary of such Person that is or would be consolidated with such Person in the preparation of segment information with respect to the combined financial statements of such Person prepared in accordance with U.S. GAAP and shall not include (x) any private equity or other investment fund or vehicle or (y) any portfolio company of any such fund or vehicle.

“Parity Units” means any Preferred Units that the Partnership has or may authorize or issue, the terms of which provide that such securities shall rank equally with the Series B Preferred Mirror Units with respect to payment of distributions and distribution of assets upon a Dissolution Event.

“Permitted Jurisdiction” means the United States or any state thereof, Belgium, Bermuda, Canada, Cayman Islands, France, Germany, Gibraltar, Ireland, Italy, Luxembourg, the Netherlands, Switzerland, the United Kingdom or British Crown Dependencies, any other member country of the Organisation for Economic Co-operation and Development, or any political subdivision of any of the foregoing.

“Permitted Reorganization” means (i) the voluntary or involuntary liquidation, dissolution or winding up of any of the Partnership’s subsidiaries or upon any reorganization of the Partnership into another limited liability entity pursuant to provisions of this Agreement that allows the Partnership to convert, merge or convey our assets to another limited liability entity with or without limited partner approval (including a merger or conversion of our partnership into a corporation if the General Partner determines in its sole discretion that it is no longer in the interests of the Partnership to continue as a partnership for U.S. federal income tax purposes) or

(ii) the Partnership engages in a reorganization or other transaction in which a successor to the Partnership issues equity securities to the Series B Holders that have rights, powers and preferences that are substantially similar to the rights, powers and preferences of the Series B Preferred Mirror Units pursuant to provisions of this Agreement that allow the Partnership to do so without limited partner approval.

“Permitted Transfer” means the sale, conveyance, exchange or transfer, for cash, of units of capital stock, securities or other consideration, of all or substantially all of the Partnership’s property or assets or the consolidation, merger or amalgamation of the Partnership with or into any other entity or the consolidation, merger or amalgamation of any other entity with or into the Partnership which will not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Partnership, notwithstanding that for other purposes, such as for tax purposes, such an event may constitute a liquidation, dissolution or winding up.

“Series B Holder” means a record holder of Series B Preferred Mirror Units.

“Series B Liquidation Preference” means $25.00 per Series B Preferred Mirror Unit.  The Series B Liquidation Preference shall be the “Liquidation Preference” with respect to the Series B Preferred Mirror Units.

“Series B Liquidation Value” means the sum of the Series B Liquidation Preference and declared and unpaid distributions, if any, to, but excluding, the date of the Dissolution Event on the Series B Preferred Mirror Units.

“Series B Preferred Stock” means the preferred stock, $0.01 par value per share, of the Issuer that has been designated as Series B Preferred Stock.

“Series B Record Date” means, with respect to any Distribution Payment Date, the March 1, June 1, September 1 or December 1, as the case may be, immediately preceding the relevant March 15, June 15, September 15 or December 15 Distribution Payment Date, respectively.

“Substantially All Merger” means a merger or consolidation of one or more Group Partnerships with or into another Person that would, in one or a series of related transactions, result in the transfer or other disposition, directly or indirectly, of all or substantially all of the combined assets of the Group Partnerships taken as a whole to a Person that is not a Group Partnership immediately prior to such transaction.

“Substantially All Sale” means a sale, assignment, transfer, lease or conveyance, in one or a series of related transactions, directly or indirectly, of all or substantially all of the assets of the Group Partnerships taken as a whole to a Person that is not a Group Partnership immediately prior to such transaction.

“Voting Preferred Units” means any series of Parity Units that is designated as a “Voting Preferred Unit” from time to time.

SECTION 12.03.     Distributions.

(a)          The Series B Holders shall be entitled to receive with respect to each Series B Preferred Mirror Unit, when, as and if declared by the board of directors of the General Partner, or duly authorized committees thereof, in its sole discretion out of funds legally available therefor, non-cumulative quarterly cash distributions on the applicable Distribution Payment Date that corresponds to the Record Date for which the board of directors of the General Partner has declared a distribution, if any, at a rate per annum equal to 6.50% (subject to Section 12.06 of this Agreement) of the Series B Liquidation Preference.  Such distributions shall be non-cumulative. If a Distribution Payment Date is not a Business Day, the related distribution (if declared) shall be paid on the next succeeding Business Day with the same force and effect as though paid on such Distribution Payment Date, without any increase to account for the period from such Distribution Payment Date through the date of actual payment. Distributions payable on the Series B Preferred Mirror Units for the initial Distribution Period and any period less than a full Distribution Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Declared distributions will be payable on the relevant Distribution Payment Date to Series B Holders as they appear on the Partnership’s register at the close of business, New York City time, on the Series B Record Dates, provided that if the Series B Record Date is not a business day, the declared distributions will be payable on the relevant Distribution Payment Date to the Series B Holders as it appears on the Partnership’s register at the close of business, New York City time on the Business Day immediately preceding such Series B Record Dates.

(b)          So long as any Series B Preferred Mirror Units are outstanding, unless in each case, distributions have been declared and paid or declared and set apart for payment on the Series B Preferred Mirror Units for a quarterly Distribution Period (i) no distribution, whether in cash or property, may be declared or paid or set apart for payment on the Junior Units for the remainder of that quarterly Distribution Period (other than distributions paid in Junior Units or options, warrants or rights to subscribe for or purchase Junior Units) and (ii) the Partnership and its subsidiaries shall not directly or indirectly repurchase, redeem or otherwise acquire for consideration any Junior Units.

(c)          The board of directors of the General Partner, or duly authorized committees thereof, may, in its sole discretion, choose to pay distributions on the Series B Preferred Mirror Units without the payment of any distributions on any Junior Units.

(d)          When distributions are not declared and paid (or duly provided for) on any Distribution Payment Date (or, in the case of Parity Units having distribution payment dates different from the Distribution Payment Dates pertaining to the Series B Preferred Mirror Units, on a distribution payment date falling within the related Distribution Period) in full upon the Series B Preferred Mirror Units or any other Parity Units, all distributions declared upon the Series B Preferred Mirror Units and all such Parity Units payable on such Distribution Payment Date (or, in the case of Parity Units having distribution payment dates different from the Distribution Payment Dates, on a distribution payment date falling within the related Distribution Period) shall be declared pro rata so that the respective amounts of such distributions shall bear the same ratio to each other as all declared and unpaid distributions per Unit on the Series B Preferred Mirror Units and all unpaid distributions, including any accumulations, on all Parity

Units payable on such Distribution Payment Date (or in the case of Parity Units having distribution payment dates different from the Distribution Payment Dates pertaining to the Series B Preferred Mirror Units, on a distribution payment date falling within the related Distribution Period) bear to each other.

(e)          No distributions may be declared or paid or set apart for payment on any Series B Preferred Mirror Units if at the same time any arrears exist or default exists in the payment of distributions on any outstanding Units ranking, as to the payment of distributions and distribution of assets upon a Dissolution Event, senior to the Series B Preferred Mirror Units, subject to any applicable terms of such outstanding Units, subject to any applicable terms of such Outstanding Units.

(f)          A Series B Holder shall not be entitled to any distributions, whether payable in cash or property, other than as provided in this Agreement and shall not be entitled to interest, or any sum in lieu of interest, in respect of any distribution payment, including any such payment which is delayed or foregone.

(g)          The Partners intend that no portion of the distributions paid to a Series B Holder pursuant to this Section 12.03 shall be treated as a “guaranteed payment” within the meaning of Section 707(c) of the Code, and no Partner shall take any position inconsistent to such intention, except if there is a change in applicable law or final determination by the Internal Revenue Service that is inconsistent with such intention.

SECTION 12.04.     Rank.  The Series B Preferred Mirror Units shall rank, with respect to payment of distributions and distribution of assets upon a Dissolution Event:

(a)          junior to all of the Partnership’s existing and future indebtedness and any equity securities, including Preferred Units, that the Partnership may authorize or issue, the terms of which provide that such securities shall rank senior to the Series B Preferred Mirror Units with respect to payment of distributions and distribution of assets upon a Dissolution Event;

(b)          equally to any Parity Units; and

(c)          senior to any Junior Units.

SECTION 12.05.     Redemption.

(a)          If the Issuer redeems its Series B Preferred Stock, then the Partnership may redeem the Series B Preferred Mirror Units, out of funds legally available therefor, in whole or in part, at a redemption price equal to the Series B Liquidation Preference plus an amount equal to declared and unpaid distributions from the Distribution Payment Date immediately preceding the redemption date to, but excluding, the redemption date.  If less than all of the outstanding Series B Preferred Mirror Units are to be redeemed, the General Partner shall select the Series B Preferred Mirror Units to be redeemed from the outstanding Series B Preferred Mirror Units not previously called for redemption by lot or pro rata (as nearly as possible).

(b)          If the Issuer redeems its Series B Preferred Stock pursuant to a Change of Control Event, then the Partnership may, in the General Partner’s sole discretion, redeem the

Series B Preferred Mirror Units, in whole but not in part, out of funds legally available therefor, at a redemption price equal to $25.25 per Series B Preferred Mirror Unit plus an amount equal to the declared and unpaid distributions. So long as funds sufficient to pay the redemption price for all of the Series B Preferred Mirror Units called for redemption have been set aside for payment, from and after the redemption date, such Series B Preferred Mirror Units called for redemption shall no longer be deemed outstanding, and all rights of the Series B Holders thereof shall cease other than the right to receive the redemption price, without interest.

(c)          Without limiting clause (b) of this Section 12.05, if the Partnership shall deposit on or prior to any date fixed for redemption of Series B Preferred Mirror Units, with any bank or trust company, as a trust fund, a fund sufficient to redeem the Series B Preferred Mirror Units called for redemption, with irrevocable instructions and authority to such bank or trust company to pay on and after the date fixed for redemption or such earlier date as the General Partner may determine, to the respective Series B Holders, the redemption price thereof, then from and after the date of such deposit (although prior to the date fixed for redemption) such Series B Preferred Mirror Units so called shall be deemed to be redeemed and such deposit shall be deemed to constitute full payment of said Series B Preferred Mirror Units to the holders thereof and from and after the date of such deposit said Series B Preferred Mirror Units shall no longer be deemed to be Outstanding, and the holders thereof shall cease to be holders of Units with respect to such Series B Preferred Mirror Units, and shall have no rights with respect thereto except only the right to receive from said bank or trust company, on the redemption date or such earlier date as the General Partner may determine, payment of the redemption price of such Series B Preferred Mirror Units without interest.

SECTION 12.06.     Distribution Rate.  If the dividend rate per annum on the Series B Preferred Stock issued by the Issuer shall increase pursuant to Section 22.06 of the Issuer Certificate of Incorporation, then the Distribution Rate shall increase by the same amount beginning on the same date as set forth in Section 22.06 of the Issuer Certificate of Incorporation.

SECTION 12.07.     Voting.  Notwithstanding any other provision of this Agreement or the Act, the Series B Preferred Mirror Units shall not have any relative, participating, optional or other voting, consent or approval rights or powers, and the vote, consent or approval of the Series B Holders shall not be required for the taking of any Partnership action. The Partnership may, from time to time, issue additional Series B Preferred Mirror Units.

SECTION 12.08.     Liquidation Rights.

(a)          Upon any Dissolution Event, after payment or provision for the liabilities of the Partnership (including the expenses of such Dissolution Event) and the satisfaction of all claims ranking senior to the Series B Preferred Mirror Units in accordance with Article VIII of this Agreement, the Series B Holders shall be entitled to receive out of the assets of the Partnership or proceeds thereof available for distribution to Partners, before any payment or distribution of assets is made in respect of Junior Units, before any payment or distribution of assets is made in respect of Junior Units, distributions equal to the lesser of (x) the Series B Liquidation Value and (y) the positive balance in their Capital Accounts (to the extent such positive balance is attributable to ownership of the Series B Preferred Mirror Units and after taking into account allocations of Gross Ordinary Income to the Series B Holders pursuant to Section 5.05(g) of this Agreement for the taxable year in which the Dissolution Event occurs).  Upon a Dissolution Event, or in the event that any Group Partnership liquidates, dissolves or winds up, no Group Partnership may declare or pay or set apart payment on its Junior Units unless the outstanding liquidation preference on all outstanding GP Mirror Units of each Group Partnership have been repaid via redemption or otherwise.

(b)          Upon a Dissolution Event, after each Series B Holder receives a payment equal to the positive balance in its Capital Account (to the extent such positive balance is attributable to ownership of the Series B Preferred Mirror Units and after taking into account allocations of Gross Ordinary Income to the Series B Holders pursuant to Section 5.05(g) of this Agreement for the taxable year in which the Dissolution Event occurs), such Series B Holder shall not be entitled to any further participation in any distribution of assets by the Partnership.

(c)          For the purposes of this Section 12.08, a Dissolution Event shall not be deemed to have occurred in connection with (i) a Substantially All Merger or a Substantially All Sale whereby a Group Partnership is the surviving Person or the Person formed by such transaction is organized under the laws of a Permitted Jurisdiction and has expressly assumed all of the obligations under the GP Mirror Units, (ii) the sale or disposition of a Group Partnership (whether by merger, consolidation or the sale of all or substantially all of its assets) if such sale or disposition is not a Substantially All Merger or Substantially All Sale, (iii) the sale or disposition of a Group Partnership should such Group Partnership not constitute a “significant subsidiary” of the Issuer under Rule 1-02(w) of Regulation S-X promulgated by the Securities and Exchange Commission, (iv) an event where the Series B Preferred Stock of the Issuer have been fully redeemed pursuant to the terms of the Issuer Certificate of Incorporation or if proper notice of redemption of the Series B Preferred Stock of the Issuer has been given and funds sufficient to pay the redemption price for all of the Series B Preferred Stock of the Issuer called for redemption have been set aside for payment pursuant to the terms of the Issuer Certificate of Incorporation, (v) transactions where the assets of the Group Partnership being liquidated, dissolved or wound up are immediately contributed to another Group Partnership, and (vi) with respect to a Group Partnership, a Permitted Transfer or a Permitted Reorganization.

SECTION 12.09.     Amendment and Waivers.  Notwithstanding the provisions of Section 10.12 of the Agreement, the provisions of this Article XII may be amended, supplemented, waived or modified by the action of the General Partner without the consent of any other Partner.

SECTION 12.10.     No Third Party Beneficiaries.  The provisions of Section 10.13 of the Agreement shall apply to this Article XII without limitation.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a deed or have caused this Agreement to be duly executed as a deed by their respective authorized officers, in each case on the date first above stated.

Executed as a deed

KKR GROUP HOLDINGS CORP., as General Partner

Witnessed by:

By:	/s/ David J. Sorkin	/s/ Rosa Durso
Name:	David J. Sorkin	Name:	Rosa Durso
Title:	General Counsel and Secretary

Executed as a deed

KKR INTERMEDIATE PARTNERSHIP L.P., as Limited Partner

By: KKR Intermediate Partnership GP Limited, its general partner		Witnessed by:

By:	/s/ David J. Sorkin	/s/ Rosa Durso
Name:	David J. Sorkin	Name:	Rosa Durso
Title:	Director

Executed as a deed

KKR HOLDINGS L.P., as Limited Partner

By: KKR Holdings GP Limited, its general partner		Witnessed by:

By:	/s/ David J. Sorkin	/s/ Rosa Durso
Name:	David J. Sorkin	Name:	Rosa Durso
Title:	Director

ANNEX A

KKR Group Holdings Corp.
9 West 57th Street, Suite 4200
New York, New York, 10014

[Date]
Dear [    ],

Reference herein is made to the Third Amended and Restated Limited Partnership Agreement of KKR Group Partnership L.P. (the “Partnership”) dated January 1, 2020 by and between KKR Group Holdings Corp., as general partner, and KKR Intermediate Partnership L.P. and KKR Holdings L.P., as limited partners, as it may be amended from time to time (the “Agreement”).  By signing below, you acknowledge your admission to the Partnership as a new or substitute Limited Partner pursuant to Sections 2.08 and 7.09 and you agree to be bound by the terms and conditions in the Agreement.

Sincerely,

KKR GROUP HOLDINGS CORP, as General Partner of the Partnership

By:
Name:
Title:

Agreed and Accepted on the date first set forth above:

[    ]